UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.    )

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LIME ENERGY CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4 Gateway Center, 4th Floor

100 Mulberry Street

Newark, NJ 07102

April 29, 2016

Dear Fellow Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2016 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, June 16, 2016. The meeting will be held at our Company headquarters at 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ. You can contact us at (201) 416-2575 for directions.

A notice of the Annual Meeting and the proxy statement follow. We have also included our annual report for your information.

Your vote is very important. We urge you to vote as soon as possible using the Internet, telephone, or, if you received a proxy/voting instruction card, by marking, dating, and signing it, and returning it by mail. This will help insure that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may revoke your proxy and cast your vote in person.

I look forward to seeing you at the Annual Meeting, and I thank you for being a valued stockholder.

Sincerely,

C. Adam Procell
President and Chief Executive Officer

Lime Energy Co.
4 Gateway Center, 4th Floor
100 Mulberry Street
Newark, NJ 07102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2016

The Annual Meeting of Stockholders of Lime Energy Co. will be held at our Company headquarters at 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ at 9:00 a.m. local time, on Thursday, June 16, 2016, for the following purposes:

1.                                      To elect seven directors to our Board of Directors to hold office until the 2017 annual meeting of stockholders, including (a) five directors to be elected by the holders of our Common Stock and the holders of our Series C Preferred Stock, voting together as a single class, and (b) two directors to be elected by the holders of our Series C Preferred Stock;

2.                                      To hold an advisory vote to approve executive compensation;

3.                                      To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for 2016;

4.                                      To approve the 2016 Employee Stock Purchase Plan; and

To transact such other business as may properly come before the Annual Meeting.

You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on April 18, 2016.

You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the meeting, however, please vote as promptly as possible. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option in the manner described in the proxy statement.

By Order of the Board of Directors,

Mary Colleen Brennan
Chief Financial Officer and Corporate Secretary
Newark, New Jersey
April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2016

This notice of meeting, the proxy statement, the proxy card and our annual report to stockholders for the year ended December 31, 2015 are available electronically at www.proxyvote.com.

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(continued)

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LIME ENERGY CO.

4 Gateway Center, 4th Floor, 100 Mulberry Street

Newark, NJ 07102

PROXY STATEMENT

FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

To assist you in reviewing our proxy statement, we have summarized below several key disclosure items. The following description is only a summary and does not contain all of the information that is important for you to consider before voting on the proposals described in the proxy statement and listed on the proxy card. For detailed information, you should carefully review the proxy statement as well as our Annual Report to Stockholders for the fiscal year ended December 31, 2015, which is being made available to our stockholders simultaneously with the proxy materials. These proxy materials are first being sent or given to our stockholders on or about April 29, 2016. We are inviting you to attend the Annual Meeting and are requesting your vote on the proposals described in this proxy statement.

Annual Meeting of Stockholders Information

Date and Time	Place
June 16, 2016	Lime Energy’s Corporate Headquarters
9:00 a.m., Eastern Time	4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102

Record Date	Voting
April 18, 2016	Your vote is very important and we urge you to vote as soon
as possible. See Question and Answer No. 10 on
Page 6 for voting instructions.

Proposals

Proposal	Board of Directors’ Vote Recommendation	Page References
1. Election of Directors by the holders of our Common Stock and the holders of our Series C Preferred Stock, voting together as a single class:	FOR the Director Nominees	Page 9 (Nominee Information) Page 41 (Proposal No. 1)
C. Adam Procell
Gregory T. Barnum
Christopher W. Capps
Richard P. Kiphart
Tommy Mike Pappas
2. Advisory Vote to Approve Lime’s Executive Compensation	FOR	Page 22 (Executive Compensation) Page 27 (Summary Compensation Table) Page 27 (Realized Pay for 2015) Page 42 (Proposal No. 2)
3. Ratification of CohnReznick LLP as the Independent Registered Public Accounting Firm for 2016	FOR	Page 43 (Proposal No. 3) Page 44 (Audit and Non-Audit Fees Table)
4. Approval of the 2016 Employee Stock Purchase Plan	FOR	Page 46 (Proposal No. 4)

Bison, the holder of the Company’s Series C Preferred Stock, has informed the Board that it intends to nominate and elect Andreas Hildebrand and Peter S. Macdonald as Preferred Stock Directors. The holders of Common Stock do not vote on the election of the Preferred Stock Directors, all of whom are elected by the Series C Preferred Stock voting separately.

Board Composition

The following table sets forth the current composition of our Board of Directors (the “Board”), current committee assignments, and the number of meetings held in 2015.

Director	Primary Occupation	Board of Directors	Audit Committee	Compensation Committee	Governance and Nominating Committee
Andreas Hildebrand*	Partner, Bison Capital	Chair		☑	☑
C. Adam Procell	CEO, Lime Energy Co.	☑
Richard P. Kiphart*	Head of Corporate Finance and Principal, William Blair	☑		Chair
Gregory T. Barnum*	VP of Finance and CFO, Datalink Corporation	☑	Chair	☑
Christopher W. Capps *	CEO, KGC Capital	☑	☑		☑
Peter S. Macdonald*	Partner, Bison Capital	☑			Chair
Tommy Mike Pappas *	Managing Director, The Hurvis Group	☑	☑
2015 Meetings		7	6	2	1

*Independent Director

Corporate Governance

The Company is committed to sound corporate governance, and we have adopted a number of practices that the Board believes are in the best interest of the Company and our stockholders. Below is a non-exhaustive list of some of these practices.

An independent director serves as Chairman of the Board	Maintain separate roles for the Chairman and the CEO

Majority of independent directors, entirely independent Audit, Compensation, and Governance and Nominating Committees	Majority voting standard for election of directors

Code of Conduct that requires all employees and directors to adhere to high ethical standards	No stockholder rights plan (“poison pill”)

Executive Compensation

Philosophy:

We operate in a competitive and changing industry. Our compensation program is based on these core principles:

Incent and reward performance

Align our executives’ long-term interests with those of our stockholders

Compensate our executives fairly

Retain and attract qualified executives who are able to contribute to our long-term success

Performance-Based Compensation:

Executive incentive award payments are determined by our Compensation Committee based on an evaluation of each executive’s individual performance and contribution to our operating results as well as our long-term strategic objectives.

Decisions are subjective and not based on mandated, pre-established formulas. We believe this approach provides necessary flexibility in making compensation decisions that are in line with the objectives of our executive compensation program.

Key Compensation Decisions for 2015:

Our Compensation Committee made the following key compensation decisions:

Long-Term Incentive Awards — We made long-term incentive compensation grants of stock options to our Chief Executive Officer, Chief Financial Officer, and a number of other key officers of the Company during 2015. These awards vest over a three-year period from the grant date, with one-third vesting each year. These awards significantly increased the weighting of long-term compensation as a component of total pay, further aligning the interests of our executives and stockholders.

Incentive Bonuses — Mr. Procell received a bonus of $85,011 and Ms. Brennan received a bonus of $48,997.

Base Salaries — Base salaries increased by 39.6% for Mr. Procell for calendar year 2015, reflecting an adjustment based on salaries paid to the CEO and President for companies of similar size in our industry. Ms. Brennan’s base salary increased 4.5% for calendar year 2015, largely reflecting an adjustment based on cost of living increases.

Impact of Long-term Incentive Awards on 2015 Compensation:

In 2015, we made stock option awards that had a significant impact on the reported pay of our named executive officers. We granted stock options to C. Adam Procell, our President and Chief Executive Officer, which increased the amount of his performance-based/at-risk compensation to 45.5% of his reported pay. Similarly, stock option awards to Mary Colleen Brennan, our Chief Financial Officer, increased the amount of her performance-based/at-risk compensation to 35.3% of her reported pay. Mr. Procell and Ms. Brennan will not realize the full value of their stock option awards, if any, until September 25, 2018. Our other executives also received stock option awards during 2015.

Pay realized by Mr. Procell in 2015 was 54.5% of his pay reported for the year. Pay realized by Ms. Brennan in 2015 was 64.7% of her pay reported for the year.

LIME ENERGY CO.

4 Gateway Center, 4th Floor, 100 Mulberry Street

Newark, NJ 07102

PROXY STATEMENT

FOR

2016 ANNUAL GENERAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.                                    Why am I receiving these proxy materials?

We have made these proxy materials available to you on the Internet and, in some cases, have mailed to you printed copies of these proxy materials in connection with the solicitation of proxies by Lime Energy Co. (the “Company”) in connection with the 2016 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 16, 2016 at 9:00 a.m. Eastern Time at our Company headquarters, 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, New Jersey, and at any postponement or adjournment thereof. These proxy materials are first being sent or given to our stockholders on April 29, 2016. We are inviting you to attend the Annual Meeting and are requesting your vote on the proposals described in this proxy statement.

2.                                    Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) was required to be sent to our stockholders to announce that the proxy materials are available and can be accessed on the Internet. All stockholders can access the proxy materials on the website referred to in the Notice and may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy are included in the Notice.

We believe that making our proxy materials available via the Internet will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting because we will print and mail fewer full sets of materials.

3.                                    What is included in these proxy materials?

These “proxy materials” include this proxy statement and, for stockholders receiving printed copies of the proxy materials by mail, the proxy card. In addition, our Annual Report to Stockholders for the fiscal year ended December 31, 2015 is being made available to you simultaneously with the proxy statement but only for informational purposes and not as a means of soliciting your proxy.

4.                                    What proposals are being voted on at the Annual Meeting?

Stockholders will vote on the following matters at the Annual Meeting:

1.                                      Election of directors nominated by our Board to hold office until 2017;

2.                                      Advisory vote to approve executive compensation;

3.                                      Ratification of the appointment of CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for 2016;

4.                                      Approval of the 2016 Employee Stock Purchase Plan; and

Such other business as may properly come before the meeting and any postponement or adjournment thereof.

There are no dissenters’ rights or rights of appraisal as to any item to be acted upon at the Annual Meeting.

5.                                    What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

1.                                      “FOR” the nominees to serve on our Board (Proposal No. 1).

2.                                      “FOR” advisory approval of the compensation of our named executive officers, as described in this proxy statement (Proposal No. 2).

3.                                      “FOR” the ratification of the appointment of CohnReznick as our independent registered public accounting firm for 2016 (Proposal No. 3).

4.                                      “FOR” adoption of the 2016 Employee Stock Purchase Plan (Proposal No. 4).

6.                                    How do I get electronic access to the proxy materials?

Our proxy materials are available at www.proxyvote.com. The Notice includes instructions regarding how to:

•                  Access on the Internet our proxy materials for the Annual Meeting; and

•                  Instruct us to send future proxy materials to you by e-mail.

7.                                    Who may vote at the Annual Meeting?

Only holders of record of our common stock, $0.0001 par value (the “Common Stock”) and the holders of our Series C Convertible Preferred Stock (“Series C Preferred Stock”) as of the close of business on April 18, 2016 (the “record date”) are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the record date, there were 9,630,668 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting and 10,000 shares of Series C Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote and each share of Series C Preferred Stock entitles the holder thereof to cast approximately 416.66 votes on any matter presented to our stockholders. Except as provided by law, the provisions of our Certificate of Incorporation, or the Certificate of Designation for our Series C Preferred Stock, the holders of our Common Stock and the holders of our Series C Preferred Stock vote together as a single class on any matter presented to our stockholders, with the holders of our Series C Preferred Stock being entitled to cast 4,166,666 votes.

8.                                    What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of Wells Fargo, our stock transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice or, in some cases, the proxy materials, were sent directly to you. If you request printed copies of the proxy materials, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar institution, then you are the beneficial owner of shares held in street name and the Notice was forwarded to you by that institution. The institution holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that institution on how to vote the shares held in your account.

9.                                    What do I do if I received more than one Notice or proxy card?

If you receive more than one Notice or proxy card because you have multiple accounts, you should provide voting instructions for all accounts referenced to be sure all of your shares are voted.

10.                            How do I vote?

We hope that you will be able to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience by one of the methods described below, so that your shares will be represented.

Stockholders of record can vote any one of four ways:

VIA THE INTERNET	You may vote by proxy via the Internet by following the instructions provided in the Notice.

BY MAIL	If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

BY TELEPHONE	You may vote by proxy by calling the telephone number found on the Internet voting site or on the proxy card (if you received a printed copy of the proxy materials).

IN PERSON

You, or a personal representative with an appropriate proxy, may vote by ballot at the Annual Meeting. We will give you a ballot when you arrive. If you need directions to the Annual Meeting, please call our offices at (201) 416-2575.

If you own shares in street name, you will receive from the record holder instructions that you must follow in order for your shares to be voted. Stockholders owning shares through most banks and brokers will also be able to vote on the Internet or by telephone. If you own shares in street name and you wish to attend the Annual Meeting to vote in person, you must obtain a legal proxy from the institution that holds your shares and attend the Annual Meeting in person or send a personal representative with the legal proxy to vote by ballot. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy.

11.                            What is the voting deadline if voting by Internet or telephone?

If you vote by Internet or by telephone, you must transmit your vote no later than 11:59 p.m. Eastern Time on June 15, 2016.

12.                            How can I attend the Annual Meeting?

You may attend the Annual Meeting if you were a stockholder of record as of the close of business on April 18, 2016 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo I.D. for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

13.                            What is the quorum requirement for the Annual Meeting?

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of the capital stock of the Company issued, outstanding and entitled to vote at the Annual Meeting as of the record date. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when a beneficial owner of shares held in street name does not provide voting instructions and, as a result, the institution that holds the shares does not have the discretion to vote those shares on certain proposals. Shares that are properly voted on the Internet or by telephone and shares for which proxy cards are properly executed and returned will be tabulated by the election inspector appointed for the meeting and will count toward the presence of a quorum, whether or not voting instructions are provided on all matters.

14.                            How are proxies voted?

Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, where no directions are given, in accordance with the recommendations of the Board that are set forth under the heading “What are the Board’s voting recommendations?” above. If any other business is brought before the meeting, proxies will be voted, to the extent permitted by applicable law, in accordance with the judgment of the persons voting the proxies.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, you may vote by proxy, meaning you authorize individuals named on the proxy card to vote your shares. If you do not vote by proxy or in person at the Annual Meeting, your shares will not be voted. If you own shares in street name, you may instruct the institution holding your shares on how to vote your shares. If you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf only with respect to the ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm for 2016, but not on any other matters to be considered at the Annual Meeting.

Our Board selected Mr. Procell and Ms. Roberta Rettig, our Associate Vice President of Human Capital, the two individuals named as proxies on the proxy card accompanying this proxy statement, to serve as proxies. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board contained in this proxy statement.

15.                            What are the voting requirements to approve each of the proposals?

Proposal	Voting Requirements	Effect of Abstentions	Effect of Broker Non-Votes

1. Election of Directors (other than Preferred Stock Directors)	Affirmative Vote of Majority of Votes Present	Equivalent to a vote against	No effect on outcome

2. Advisory vote to approve executive compensation	Affirmative Vote of Majority of Votes Present (on an advisory basis)	Equivalent to a vote against	No effect on outcome

3. Ratification of the appointment of CohnReznick as our independent registered public accounting firm for 2016	Affirmative Vote of Majority of Votes Present	Equivalent to a vote against	No effect on outcome

4. Adoption of 2016 Employee Stock Purchase Plan	Affirmative Vote of Majority of Votes Present	Equivalent to a vote against	No effect on outcome

The election of Preferred Stock Directors requires the affirmative vote of the holders of a majority of the Series C Preferred Stock.

16.                            Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to 11:59 p.m. Eastern Time on June 15, 2016 will be counted) or by filling out and returning a new proxy card bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our Corporate Secretary a written notice of revocation prior to the Annual Meeting.

17.                            Who is paying for the cost of this proxy solicitation?

The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse those banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, we and our directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

CORPORATE GOVERNANCE

Board of Directors

Our Board is comprised of seven directors. Under our by-laws, the Board may set the size of the Board at a number of directors ranging from three to twelve. The term of office for each director expires at the Annual Meeting. At each annual meeting of stockholders, directors are elected to hold office for a one-year term expiring at the annual meeting to be held in the following year or until their respective successors are duly elected and qualified.

Attendance at Meetings

During 2015, the Board met a total of eight times. In addition, the Audit Committee met six times, the Governance and Nominating Committee met once, and the Compensation Committee met twice. In 2015, during the time they were serving, all members of the Board attended at least 75% of the total of all board meetings and applicable committee meetings. We encourage our Board members to attend annual meetings of our stockholders, but we do not have a formal policy requiring attendance. Two of our directors attended the 2015 annual meeting of our stockholders.

The Board believes that all of its members have demonstrated professional integrity, ability and judgment, as well as leadership and strategic management abilities, and have each performed exceptionally well in their respective time served as directors. Several of our current directors have served as Board members for a number of years and, during this time, we have experienced growth and success.

All nominees listed below are currently members of our Board and have consented to being named in this proxy statement and to serve as directors, if elected. If, at the time of the Annual Meeting, any nominee becomes unavailable or declines to serve as a director for any reason, the persons named in the proxy will vote for a substitute nominee as the Board recommends, or vote to allow the resulting vacancy to remain open until filled by the Board, as permitted under our by-laws. The Board has no reason to believe that any nominee will be unable or decline to serve if elected to office. Under our by-laws, the Board may appoint directors to fill any vacancies until the next annual meeting of stockholders.

Nominee Information

A discussion of each nominee’s biographical information follows: It includes the particular attributes that, in the opinion of the Board, support each individual director’s selection to serve on the Board.

ANDREAS HILDEBRAND
Chairman of the Board
Director Since: 2014	Age: 48
Board Committees: Compensation Committee, Governance and Nominating Committee

Biographical Information: Mr. Hildebrand has been the Company’s Chairman of the Board since June 2015. Mr. Hildebrand has been a partner at Bison Capital since 2013. Prior to joining Bison, Mr. Hildebrand was Co-Head of the Private Capital Investing Group at Goldman, Sachs & Co., a platform dedicated to making private equity and debt investments in growth and middle market companies based in North America. Prior to joining Goldman in 2008, Mr. Hildebrand was a Senior Managing Director in the Private Equity Group of GE Asset Management (“GEAM”), the investment management arm of General Electric Company. Mr. Hildebrand joined GEAM in 1994. Mr. Hildebrand was previously a board member of a number of Goldman and GEAM portfolio companies, including Baxa Corp, Renal Ventures Management, Amber Road, Cervalis, Dynamica, Rasa Land Investors, Atkins, Octane Fitness, Miller Heiman, Utex Industries, Focus Vision, Distribution International, Eagle Family Foods and HB&G. Mr. Hildebrand received an A.B. from Princeton University and a MPhil from Cambridge University.

Skills and Qualifications: Mr. Hildebrand brings to the Board significant expertise in finance and investment management.

C. ADAM PROCELL
President and Chief Executive Officer
Director Since: 2014	Age: 48
Board Committees: None

Biographical Information: Mr. Procell has been the Company’s Chief Executive Officer since November 2013 and President and Chief Operating Officer since September 2013. From April 2009 to September 2013, he served as Divisional President and as Vice President of Sales and Marketing of a wholly-owned subsidiary of the Company. Prior to joining the Company in April 2009, Mr. Procell served as the National Director of Energy Efficiency & Carbon Management for AECOM Technology Corporation (ACM: NYSE).

Skills and Qualifications: Mr. Procell’s industry experience and responsibility for executing the Company’s strategic plan qualify him to serve on the Board.

GREGORY T. BARNUM
Director Since: 2006	Age: 61
Board Committees: Audit Committee (Chair), Compensation Committee

Biographical Information: Mr. Barnum has been a member of the Company’s Board since 2006. He is currently the Vice President of Finance, Chief Financial Officer and Corporate Secretary of Datalink Corporation, a provider of data center infrastructure services. Prior to joining Datalink in March 2006, Mr. Barnum was the Vice President of Finance, Chief Financial Officer and Corporate Secretary of Computer Network Technology Corporation since July 1997. From September 1992 to July 1997, Mr. Barnum served as Senior Vice President of Finance and Administration, Chief Financial Officer and Corporate Secretary at Tricord Systems, Inc., a manufacturer of enterprise servers. From May 1988 to September 1992, Mr. Barnum served as the Executive Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary for Cray Computer Corporation, a development-stage company that engaged in the design of supercomputers. Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers. Mr. Barnum is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Skills and Qualifications: Mr. Barnum’s 20+ years of accounting experience and service as a chief financial officer of publicly traded companies qualify him to serve on our Board.

CHRISTOPHER W. CAPPS
Director Since: 2009	Age: 33
Board Committees: Audit Committee, Governance and Nominating Committee

Biographical Information: Mr. Capps has been a director of the Company since 2009. He served as President and Chief Executive Officer of Advanced Biotherapy, Inc. from August 2006 until the Company acquired it on March 3, 2010. Since September 2005, Mr. Capps has also served as President and CEO of KGC Capital, a private equity firm.

Skills and Qualifications: Mr. Capps’ experience working with small and mid-sized companies and his knowledge of current corporate finance techniques and market activities qualify him to serve on the Board.

RICHARD P. KIPHART
Director Since: 2006	Age: 74
Board Committees: Compensation Committee (Chair), Governance and Nominating Committee

Biographical Information: Richard P. Kiphart has been a member of our Board since January 2006. He served as Chairman of the Board between June 2012 and June 2015 and from 2006 to 2011. Mr. Kiphart is currently the head of the Private Client Advisors group and has been a principal of William Blair & Company for over 49 years. In addition, Mr. Kiphart is currently Chairman of Ranir Corporation and previously served as Chairman of Nature Vision, The Merit Music School, and the Erikson Institute. In addition, he currently serves as the President and Chief Executive Officer of the Lyric Opera of Chicago and is on the board of Lurie Children’s Hospital, the Poetry Foundation, the Afrimax Group, Emmi Solutions, Trustwave Corporation, and Wilshire Media Group.

Skills and Qualifications: Mr. Kiphart’s leadership skills and extensive investment banking experience, as well as his experience serving on numerous boards, makes him qualified to serve on the Board.

TOMMY MIKE PAPPAS
Director Since: 2001	Age: 37
Board Committees: Audit Committee, Governance and Nominating Committee

Biographical Information: Mr. Pappas has served as a member of the Board since October 2014. He is currently Managing Director of The Hurvis Group, a privately-held investment group, and has served in that role since 2009. He formerly worked for a national accounting firm assisting corporations and individuals with an array of strategic and taxation issues. Mr. Pappas is a member of the American Institute of Certified Public Accountants.

Skills and Qualifications: Mr. Pappas’ accounting skills and management experience makes him qualified to serve on our Board.

PETER S. MACDONALD
Director Since: 2014	Age: 57
Board Committees: Audit Committee, Governance and Nominating Committee (Chair)

Biographical Information: Mr. Macdonald became a director of the Company in 2014. Since 2009, Mr. Macdonald has served as a Partner with Bison Capital Asset Management, LLC. Mr. Macdonald previously served as a director of Center for Wound Healing, Inc., a developer and manager of wound care centers throughout the United States.

Skills and Qualifications: Mr. Macdonald’s investment skills and his experience serving on numerous boards make him qualified to serve on the Board.

Directorship Arrangements; Series C Preferred Directors

We have previously entered into the following arrangements relating to directorships:

•                  Arrangements with Bison Capital Partners IV, L.P. — On December 23, 2014, we entered into a Securities Purchase Agreement with Bison Capital Partners IV, L.P. (“Bison”), pursuant to which Bison purchased 10,000 shares of the Company’s Series C Convertible Preferred Stock, which may be converted, at any time, at the option of the holder thereof, into shares of our Common Stock. Under the Series C Certificate of Designation, Bison has director appointment rights that apply so long as Bison owns at least 16.36% of the currently issued and outstanding shares of Series C Preferred Stock. Should the holders of the Series C Preferred Stock no longer be entitled to elect at least one director under the Series C Certificate of Designation, they would still have the right to nominate candidates for election to the Board in a number consistent with their voting power. This designation right terminates if Bison ceases to beneficially own at least 5% of the total number of voting shares or upon certain change-of-control events. In connection with the stock issuance, the Company, Richard Kiphart, The John Thomas Hurvis Revocable Trust, and Bison entered into a Shareholder and Investor Rights Agreement (the “Bison Shareholder Agreement”) under which the other stockholders party to the agreement agreed to vote in favor of director candidates nominated by Bison. Bison also has the right to nominate one director to the Company’s Compensation Committee and any new board committee that is established other than the Audit Committee or the Governance and Nominating Committee. In connection with the stock issuance, Andreas Hildebrand and Peter Macdonald were named directors of the Company. Bison may not, subject to certain exceptions in the Bison Shareholder Agreement, acquire additional shares of our Common Stock or seek to influence the management of the Company without the Company’s consent. Such restrictions would cease to have effect upon the occurrence of certain change-of-control events. For additional information on arrangements with Bison, see the discussion under “Certain Relationships and Related Transactions” on page 33.

In accordance with the arrangements discussed above, the Governance and Nominating Committee has nominated, and the Board has accepted the nomination of, Andreas Hildebrand and Peter Macdonald for election as Preferred Stock Directors (as defined in our Certificate of Designation for the Series C Preferred Stock, which was filed with the Secretary of State of the State of Delaware on December 23, 2014). The biographical information of Messrs. Hildebrand and Macdonald are set forth above under “Nominee Information.”

Independence of Directors

Our Board currently consists of seven directors, of which six are non-management directors. The Board has determined that each of Messrs. Andreas Hildebrand, Gregory Barnum, Christopher Capps, Richard Kiphart, Peter Macdonald, and Tommy Pappas are independent as defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Procell is not considered independent because he also serves as one of our executive officers.

The Board made these determinations based primarily on a review of the responses of the directors to questions regarding employment and compensation history, family relationships and affiliations, and based on discussions with the directors. For details about certain relationships and transactions among us and our executive officers and directors, see “Certain Relationships and Related Transactions” beginning on page 33.

Family Relationships

The only family relationship between any of our directors and officers is that Mr. Kiphart is the father-in-law of Mr. Capps.

Board Leadership Structure

The positions of Board Chairman and Chief Executive Officer are separate and held by different persons. The Board Chairman assists with the execution of strategy and business plans, plays a prominent role in setting the Board’s agenda, acts as the liaison between the Board and our senior management, and presides at Board and stockholder meetings. The Board believes that separating the roles of Board Chairman and Chief Executive Officer is the most effective leadership structure for us at this time, allowing our Chief Executive Officer to focus on the business strategy and operations of the Company, while our Board Chairman provides leadership to the Board, which is necessary for the Board to fulfill its responsibilities, and an independent perspective on the Board’s activities. In the future, the Board may determine that combining the roles of Board Chairman and Chief Executive Officer may be the best structure for operating the Company. Should the Board Chairman cease to be an independent director, the Board may also elect to designate an independent director to act as lead director to facilitate the functioning of the Board.

Andreas Hildebrand, an independent director, has served as Chairman of our Board since June 2015.

In the Board’s opinion, the current leadership structure is appropriate to satisfy the need for objectivity and effective oversight. In addition to the separation of the roles of Board Chairman and Chief Executive Officer, other attributes of our corporate governance structure are as follows:

☑            the Chairman is an independent director;

☑            the Board is comprised of a majority of independent directors;

☑            before or after regularly scheduled Board meetings, the independent directors meet in executive session to review, among other things, the performance of our executive officers; and

☑            the Audit, Compensation and Governance and Nominating committees of the Board are comprised only of independent directors who perform key oversight functions, such as:

•                  overseeing the integrity and quality of our financial statements;

•                  overseeing risk assessment and management;

•                  establishing senior executive compensation;

•                  reviewing director candidates and making recommendations for director nominations; and

•                  overseeing our corporate governance structure and practices.

The Board recognizes, however, that no single leadership model is right for all companies at all times and that, depending on future circumstances, other leadership models might be appropriate for us.

Board Committees

Our Board has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each of our committees operates under a written charter that has been adopted by the committee and approved by our Board. The charters are reviewed annually by each respective committee and any adopted changes are submitted to our Board for ratification. Current copies of the charters for all of our committees are available on our website at http://www.lime-energy.com/investors under “Corporate Governance.” In addition, any stockholder may receive copies of these documents in print, without charge, by contacting Investor Relations at (201) 416-2575 or investorrelations@lime-energy.com.

The primary responsibilities of each of our committees, as well as the current composition of our committees and the number of committee meetings held during 2015, are described below.

Audit Committee

The primary responsibilities of our Audit Committee include:

•     overseeing our accounting and financial reporting processes, including our internal controls over financial reporting;

•     overseeing the quality and integrity of our financial statements;

•     reviewing the performance of our internal audit function;

•     selecting and retaining our independent auditors;

•     reviewing the performance and independence of our independent auditor;

•     reviewing related party transactions;

•     overseeing our compliance with legal and regulatory requirements;

•     setting the compensation of the independent auditors and reviewing the scope and results of their audit; and

•     overseeing the process by which we undertake risk assessment and risk management, including discussing our financial risk exposures and the steps management has taken and is taking to monitor and control such exposures.

Committee Members: Gregory T. Barnum (Chair) Christopher W. Capps Tommy Mike Pappas

Each member of the Audit Committee is a non-management director and is independent as defined in Nasdaq Marketplace Rule 5605(a)(2) and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Mr. Barnum qualifies as an audit committee financial expert pursuant to the definition set forth in Item 407(d)(5)(ii) of Regulation S-K, as adopted by the SEC.

Number of Meetings in 2015: 6

Compensation Committee

The primary responsibilities of our Compensation Committee include:

•     reviewing and determining the compensation of our Chief Executive Officer and other executive officers;

•     establishing our general compensation philosophy;

•     overseeing the development and implementation of our corporate goals and objectives relevant to the compensation of our executives;

•     overseeing the administration of equity-based plans and any other compensation plans;

•     overseeing the risks associated with the design and operation of our compensation programs, policies and practices; and

•     periodically reviewing the compensation of our directors and making recommendations to the Board with respect thereto.

Committee Members: Richard P. Kiphart (Chair) Gregory T. Barnum Andreas Hildebrand

Each member of the Compensation Committee is a non-management director, is independent as defined in Nasdaq Marketplace Rule 5605(a)(2), and meets the enhanced independence standards applicable to compensation committee members in Nasdaq Marketplace Rule 5605(d)(2) and the Exchange Act. Additional information on the Compensation Committee and the role of management in setting compensation is provided below under “Executive Compensation” beginning on page 22.

Number of Meetings in 2015: 2

Governance and Nominating Committee

The primary responsibilities of our Governance and Nominating Committee include:

•     establishing director qualification criteria and seeking to identify individuals qualified to become directors and reviewing any candidates proposed by directors, management or stockholders;

•     recommending committee appointments to the Board;

•     recommending director nominees to the Board and the stockholders;

•     reviewing significant stockholder relations issues;

•     overseeing annual self-evaluation of the Board; and

•     advising the Board with respect to corporate governance matters.

Committee Members: Peter Macdonald (Chair) Christopher W. Capps Andreas Hildebrand

Each member of the Governance and Nominating Committee is a non-management director and is independent as defined in Nasdaq Marketplace Rule 5605(a)(2).	Number of Meetings in 2015: 1

Board Oversight of Risk Management

The Board plays a crucial role in the management of the risks we face as a company. The Board is responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. In the Board’s opinion, this division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach.

Our committees support the Board’s oversight of risk management in the following ways:

Committee	Risk Management Responsibilities

Audit Committee

•      Reviews our risk management practices and procedures

•      Oversees management’s execution of our risk management objectives

•      Discusses our financial risk exposures and the steps management has taken and is taking to monitor and control such exposures

•      Receives direct reports from the Company’s internal audit functions regarding the Company’s risk and control environment

Compensation Committee

•      Oversees risks relating to our compensation programs and plans (as more fully described in “Executive Compensation — Compensation Risk Assessment” on page 26)

•      Conducts risk assessment of our compensation programs to ensure they are properly aligned with Company performance and do not provide incentives for our employees to take inappropriate or excessive risks

Governance and Nominating Committee

•      Oversees risks relating to corporate governance matters, including with respect to reviewing Board and Committee composition and the Company’s relations with our stockholders

•      Supports succession planning for the Company’s management

Director Nominations, Qualifications and Recommendations

When identifying and evaluating director nominees, our Governance and Nominating Committee considers the nominees’ personal and professional integrity, judgment, ability to represent the interests of the stockholders, and knowledge regarding the Company’s business. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and relevant business experience and to be committed to representing the long-term interests of all stockholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.

The Governance and Nominating Committee has primarily identified candidates through informal solicitation of ideas from members of the Board or the Company’s executive officers, although in certain private placement or acquisition-related transactions, parties have obtained the right to designate board representatives.

For incumbent directors, the Committee reviews each director’s overall service to the Company during the director’s term, including the director’s level of participation and quality of performance. The Governance and Nominating Committee considered and nominated the candidates proposed for election as director at the Annual Meeting, and the Board voted unanimously to approve the Governance and Nominating Committee’s recommendation.

Director Qualifications; Diversity

We seek to identify candidates who represent a mix of backgrounds and experiences that will improve the Board’s ability, as a whole, to serve the needs of our Company and the interests of our stockholders.

The Board does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the full Board, the Governance and Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Governance and Nominating Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on the strategies and tactics we pursue.

Stockholder Recommendations

Stockholders may nominate candidates to serve as directors by submitting a written notice to the Governance and Nominating Committee at Lime Energy Co., 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102. Stockholder recommendations must be accompanied by sufficient information to assess the candidate’s qualifications along with the candidate’s consent to serve as director if elected. Stockholder nominees will be evaluated by the Governance and Nominating Committee in the same manner as other nominees.

Stockholder nominations of directors for election at the 2017 annual general meeting of stockholders must be received no earlier than February 16, 2017 and no later than March 18, 2017. If the date of the 2017 annual general meeting of stockholders is moved to a date that is more than 30 days before or more than 60 days after the anniversary date of this year’s annual general meeting, the stockholder nomination must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Public announcement or postponement of an annual meeting of stockholders shall not commence a new time period or extend any time period for the timing of the stockholder nomination.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was during 2015 an employee, or is or ever has been an officer, of the Company. During 2015, no executive officer served as a member of the Compensation Committee or as a director of another entity having an executive officer serving on our Compensation Committee or as one of our directors.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors and employees, including all senior executive and financial officers. A copy of our Code of Conduct is available on our website at https://www.lime-energy.com/investors under “Code of Business Conduct and Ethics.”

In addition, any stockholder may receive a copy of the Code of Conduct or any of our committee charters in print, without charge, by contacting Investor Relations at (201) 416-2575 or investorrelations@lime-energy.com. We intend to post any amendments to our Code of Conduct on our website. In addition, we intend to disclose any waiver of a provision of the Code of Conduct that applies to our senior executives and financial officers, by posting such information on our website or by filing a Form 8-K with the SEC within the prescribed time period.

Stockholder Communications with the Board

Stockholders and other interested parties may send communications to our Board by sending written notice to:

Lime Energy Co.
Attention: Corporate Secretary
4 Gateway Center, 4th Floor, 100 Mulberry Street
Newark, NJ 07102

The notice may specify whether the communication is directed to the entire Board, to the independent directors, to a particular Board committee, or to an individual director.

All communications by stockholders or other interested parties addressed to the Board will be sent directly to Board members. While our Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the non-management directors unless there is instruction from them to “filter” such communications (and in such event, any communication that has been filtered out will be made available to any non-management director who wishes to review it). At each regular meeting of the Board, our Corporate Secretary will present a summary of all communications received since the previous meeting that were not forwarded and will make those communications available to any director on request.

COMPENSATION OF DIRECTORS

Director Compensation Program

In June 2010, we adopted the 2010 Non-Employee Directors’ Stock Plan (the “2010 Directors’ Plan”) to provide non-employee directors with stock-based compensation. The 2010 Directors’ Plan provides for the granting of restricted stock awards to non-employee directors to compensate them for their services to the Company, provide an inducement for non-employee directors to remain with the Company, and to provide a means through which we may attract qualified persons who are not also employees of the Company to serve on the Board. The use of the shares available under the 2010 Directors’ Plan is administered by the Compensation Committee. The Compensation Committee has determined under the 2010 Directors’ Plan to grant non-employee directors restricted shares of Company stock with the following market values on the date of grant:

Market Value of Grant

For Board Service:

Each director upon initial election:	$40,000
Annual grant to each director:	$20,000

For Committee Service:

Audit Committee:
Chairman	$15,000
Members	$10,000

Compensation Committee:
Chairman	$10,000
Members	$5,000

Governance and Nominating Committee:
Chairman	$5,000
Members	$2,500

The 2010 Directors’ Plan provides for stock awards for Board service to be made on the first business day of the year and stock awards for committee service to be made to a director upon the director’s appointment to the committee following the annual meeting of stockholders. Newly-elected directors receive their initial grant upon election. Restricted stock granted to date under the Directors’ Plan for Board service vest 50% upon grant and 50% on the first to occur of the first anniversary of the grant date, if the director is then still serving on the Board, or the director’s death, disability, or retirement. Restricted stock granted under the Directors’ Plan for committee service vest 50% upon grant and 50% on the first to occur of the first anniversary of the grant date, if the director is then still serving on the committee, or the director’s death, disability, or retirement.

During 2015, we granted 54,901 shares of restricted stock to directors for their service on the Board and 18,728 shares for committee service. Of these shares, 64,267 shares vested during 2015 and the remaining 9,362 shares are to vest during 2016. In addition, three directors who joined our Board in 2014 received an aggregate of 18,784 shares at $2.52 per share, which represents the balance of their initial stock awards that they had not received during 2014 following their initial appointment to the Board.

Directors who are also our employees do not receive additional compensation for their services as directors.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2015 for each of our non-employee directors.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)	($)(1)	($)	($)	($)

Gregory T. Barnum (2)	—	40,000	—	—	40,000
Christopher Capps (2)	—	32,500	—	—	32,500
Stephen Glick (2) (3)	—	40,000	—	—	40,000
Andreas Hildebrand (2)	—	22,005	—	—	22,005
Richard P. Kiphart (2)	—	32,500	—	—	32,500
Peter S. Macdonald (2)	—	20,711	—	—	20,711
Tommy Mike Pappas (2)	—	31,239	—	—	31,239

(1)          The following table set forth details of the grants in the table above.

	Grant Type	Grant Date	Number of Shares	Per Share Fair Market Value on Grant Date	Aggregate Market Value
Gregory T. Barnum	Board	02/12/15	7,843	$2.55	$20,000
	Committee	06/19/15	5,763	$3.47	$20,000
Christopher Capps	Board	02/12/15	7,843	$2.55	$20,000
	Committee	06/19/15	3,602	$3.47	$20,000
Stephen Glick	Board	02/12/15	7,843	$2.55	$20,000
	Committee	06/19/15	—	$—	—
Andreas Hildebrand	Board	02/12/15	7,843	2.55	$20,000
		03/12/15	7,654	2.52	19,289
	Committee	06/19/15	2,161	$3.47	$7,500
Richard P. Kiphart	Board	02/12/15	7,843	$2.55	$20,000
	Committee	06/19/15	3,602	$3.47	$10,000
Peter S. Macdonald	Board	02/12/15	7,843	2.55	$20,000
		03/12/15	7,654	2.52	19,289
	Committee	06/19/15	1,440	$3.47	5,000
Tommy Mike Pappas	Board	02/12/15	7,843	$2.55	$20,000
		03/12/15	3,476	$2.52	$8,761
	Committee	06/19/15	2,881	$3.47	$10,000

(2)          The following table sets forth for each of our non-executive directors the (i) outstanding stock awards held as of December 31, 2015, and (ii) the number of options outstanding as of December 31, 2015:

	Number of Stock	Total Options
Director Name	Awards	Outstanding

Andreas Hildebrand	1,080	—
Gregory T. Barnum	2,881	19,916
Christopher Capps	1,801	—
Stephen Glick	—	2,041
Richard P. Kiphart	1,440	—
Peter S. Macdonald	720	—
Tommy Mike Pappas	1,440	—

(3)          Mr. Glick did not stand for re-election to the Board at the 2015 annual meeting of our stockholders.

EXECUTIVE OFFICERS

Below are the names, positions, and brief description of the business experience of our current executive officers:

C. ADAM PROCELL
Title: President and Chief Executive Officer
Since: 2014 Age: 48

Mr. Procell has served as our President and Chief Executive Officer since November 2013. His biography is contained in the section of this proxy statement entitled “Nominee Information” above.

MARY COLLEEN BRENNAN
Title: Chief Financial Officer (outgoing) Since: 2014 Age: 63

Biographical Information: Ms. Brennan serves as the Company’s Chief Financial Officer and Treasurer, a role she assumed in April 2014. She has also served as the Company’s Corporate Secretary since May 2014. Ms. Brennan was an independent finance and business management consultant prior to joining the Company. Previously, Ms. Brennan served for eight years as Chief Financial Officer and Corporate Treasurer for Halcrow, Inc., a privately-held global design engineering firm, where she was responsible for all areas of finance, accounting, treasury and tax. In 2012, Ms. Brennan filed for personal bankruptcy protection under the United States Bankruptcy Code. Ms. Brennan earned her Masters of Business Administration with a concentration in accounting and her Bachelors in Business from Pace University. She is a licensed CPA in the State of New Jersey. Ms. Brennan will be stepping down from her position as Chief Financial Officer of the Company but will remain with the Company in a transitionary role until May 31, 2016.

BRUCE D. TORKELSON
Title: Chief Financial Officer (incoming) Since: 2016 Age: 47

Biographical Information: Effective May 13, 2016, Mr. Torkelson will become the Company’s Chief Financial Officer. Mr. Torkelson has served as Corporate Vice President — Financial Planning of CalAtlantic Homes (previously Standard Pacific Homes and Ryland Homes), one of the nation’s largest and most respected homebuilders, since January 2010. In this role, Mr. Torkelson focused on long-term planning and strategic initiatives. From March 2008 until January 2010, he was Vice President — Corporate Operations of Standard Pacific Homes. Prior to that, he occupied various financial and accounting roles of increasing responsibility from 1999. Mr. Torkelson holds a Bachelor of Science in Business degree from Miami University of Illinois.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

We compensate our executives, including our named executive officers, using a balanced approach that combines fixed and performance-based compensation, annual and long-term compensation, and cash and equity compensation. We do not have a specific policy for the allocation of compensation among the various elements of our executive compensation.

We manage our business with the long-term goal of creating and maximizing stockholder value and, accordingly, a significant percentage of the 2015 executive compensation is at risk and weighted towards company performance, long-term incentives and stock price appreciation. We think this is a key to our long-term success.

Our executive officers have generally received compensation consisting of three components:

•                 a cash component, consisting of salary meant to be competitive with salaries such individuals could obtain from other employers;

•                 eligibility for annual cash bonuses determined by the Compensation Committee based on our performance and the executive’s achievement of individual objectives; and

•                 stock options intended to reward achievement of long-term goals and align the interests of our executive officers with those of our stockholders.

The Compensation Committee of the Board makes all compensation decisions for our executive officers. Generally, in making compensation decisions for executive officers other than our chief executive officer, the Compensation Committee takes into account recommendations made by our chief executive officer.

Objectives of Compensation Program

Compensation of our executive officers is intended to reward improved overall financial performance of the Company, and to reward performance achievements and increases in stockholder value over the long term.

•                 Annual salaries for executive officers have been established with the goal of attracting and retaining qualified individuals for the positions. These salaries have been determined on a case-by-case basis.

•                 Short-term incentive compensation awards are intended to reward our executives for the achievement of annual performance criteria and are flexible and change based on the needs of our business. These awards are generally determined pursuant to our Management Incentive Plan, although the Management Incentive Plan does not prohibit discretionary bonuses in addition to those under the plan. Short-term incentive compensation has historically taken the form of cash bonuses and stock awards.

•                 Restricted stock grants and stock options awards are intended to motivate and reward achievement leading to increases in our profitability and stockholder value over the longer term. The amounts awarded are determined as prescribed in the Management Incentive Plan.

To motivate executive officers to achieve the longer-term goal of increasing our profitability and stockholder value, and to reward them for achieving such long-term goals, stock awards and stock options have been included as part of the compensation structure for our executive officers. Incentive awards provide an increased opportunity for equity ownership by our executive officers, thereby further aligning their interests with those of our stockholders. These grants are generally made in a manner consistent with the Management Incentive Plan, though the Compensation Committee has latitude to determine the amount of short-term incentive compensation to be paid in the form of cash versus stock grants. All stock grants have been in the form of restricted stock that vests ratably over a three-year period subject to the executive’s continued employment by us on each vesting date. A typical stock option grant has a 10-year exercise period, vests over a three-year period subject to the executive remaining employed by us, and has an exercise price equal to the market price on the grant date. We have not granted options with an exercise price that is less than the market price on the grant date.

We do not have a formula for allocating between cash and non-cash compensation. The number of shares of restricted stock and stock options awarded to an executive officer has been decided on a case-by-case basis taking into consideration other components of compensation, not pursuant to any specific guidelines or program.

The Compensation Committee considered several factors in assessing our executives’ performance on an individual basis.

Mr. Procell, as Chief Executive Officer, has oversight responsibility for all areas of our business. The Compensation Committee considered his leadership in establishing and executing on our growth strategies and evolving our business while continuing to achieve strong financial results. The Committee also recognized his efforts in working to create future opportunities and positioning the organization for long-term success. In addition, the Committee considered the excellent performance of each of the executives reporting to him, as well as his recruitment and hiring of key employees and development of internal talent, which we expect to support and drive our growing company.

Ms. Brennan, our Chief Financial Officer, has responsibility for our corporate finance and accounting, financial planning, tax and investor relations functions, as well as operational oversight of our risk management department. The Committee recognized Ms. Brennan’s significant work in integrating EnerPath into our public company reporting framework and overseeing its control environment preparedness, as well as providing continued corporate finance and accounting support across our organization. The Committee also recognized her work supporting the functioning of our Board and managing investor relations.

Long-Term Incentive Compensation

Equity Incentive Compensation. In 2008, we established the 2008 Long-Term Incentive Plan (the “2008 Plan”) to enhance long-term profitability and stockholder value by offering Common Stock and Common Stock-based and other performance incentives to certain of our employees, directors, and consultants. We view the 2008 Plan, which is administered by the Compensation Committee, as a vehicle to attract and retain employees who are key to our growth and success, and to align our employees’ economic incentives with those of our stockholders. The 2008 Plan is administered by the Compensation Committee. The 2008 Plan provides the Compensation Committee with the flexibility to make awards at various times and in varying amounts in its discretion and where particular circumstances warrant. In considering whether to make long-term equity-based compensatory awards and how to design them, the Compensation Committee takes into account stockholder dilution issues and related concerns.

The Compensation Committee believes that stock option awards are an important and useful component of our overall compensation program. Stock options generally expire after ten years and vest ratably over three years. If an officer dies, unexercised stock options generally are forfeited within three months. If an officer’s employment terminates as a result of a disability, unexercised stock options generally are forfeited within one year. If an officer otherwise leaves our employ for any reason other than for cause, unexercised stock options generally are forfeited three months after termination of employment. If an officer’s employment is terminated for cause, unexercised stock options are typically forfeited upon termination of employment.

Management Incentive Compensation Plan. In 2009, our Compensation Committee recommended to our Board, and our Board adopted, the 2009 Management Incentive Compensation Plan (the “Management Incentive Plan”) pursuant to which certain of our executive officers are eligible for cash awards and, in lieu of cash awards, equity-based awards (subject to the availability of shares of Common Stock and the other terms of the 2008 Plan) based upon criteria set forth in the Management Incentive Plan or established by our Compensation Committee. The Management Incentive Plan is designed to promote the interests of the Company and the stockholders by providing incentives to participating officers and key employees of the Company and its subsidiaries and to reward performance.

Performance goals for the Management Incentive Plan participants include, but need not be limited to, the following goal categories: (a) Company performance objectives, comprising revenue and earnings before interest, taxes, depreciation, amortization and stock-based compensation targets, and (b) individual performance objectives. The relative weight among the performance goal categories vary based on the participant’s position within the Company. The weighting is reviewed annually and may be adjusted by our Compensation Committee.

Each participant is informed at the beginning of, or soon after the beginning of, each fiscal year, of his or her Management Incentive Plan base salary, which will be the basis for determining the award opportunity for that participant, and which amount will be allocated among the participant’s performance goal categories. In addition, the Management Incentive Plan provides that the Compensation Committee is responsible for designating three performance levels: a Threshold, a Target and a Maximum level; and setting a percentage incentive opportunity for each performance level.

Alignment of Pay and Performance. Our executive compensation program links compensation to Company and individual performance over both the short- and long-term. We believe the structure of our Management Incentive Plan and the decisions of our Compensation Committee with respect to bonus awards are strongly aligned with our primary corporate objective of revenue growth and EBITDA improvement. The plan also allows the Compensation Committee the flexibility to award bonuses based on its view of performance, including qualitative factors that benefit our long-term objectives, even though they may not always be reflected in our operating results.

In 2015, we granted to a number of our officers options to purchase shares of our Common Stock. See “Outstanding Equity Awards at 2015 Fiscal Year-End” below for a description of the stock option awards to Mr. Procell and Ms. Brennan. All equity awards were granted at no less than the fair market value of our Common Stock at the time of the grants, as determined by the Compensation Committee and approved by the Board.

Although the full grant date fair value of our executive stock option awards is reported as 2015 compensation, the awards are designed to reward performance across a multi-year period. Executives would realize value from the awards, if any, only following the completion of the vesting period with respect to such award (or the applicable portion thereof). The Compensation Committee believes that tying the value of the awards directly to the Company’s stock price provides true alignment with an investor’s view of our performance over this time.

Other Benefits and Perquisites

Our named executive officers receive the same company-wide benefits as are generally available to all other executive-level employees, such as short- and long-term disability insurance, group health insurance, basic life insurance and eligibility for supplemental health and life insurance, access to flexible health care reimbursement accounts and 401(k) discretionary matching. In addition, we provide Mr. Procell with a monthly vehicle allowance due to the fact that he uses his cars extensively for Company business.

Executive Employment Agreements

Mr. Procell

Mr. Procell entered into an employment agreement with a subsidiary of the Company in March 2009. The employment agreement currently provides that Mr. Procell’s annual base salary shall be determined by the Company in its sole discretion and that he shall be eligible for an annual bonus of up to 50% of his annual base salary. Mr. Procell’s current annual base salary is $335,000. The employment agreement currently does not provide for any fixed period of employment or severance payments. The agreement imposes non-competition, non-solicitation and confidentiality obligations, which are not separately compensated. The non-competition and non-solicitation obligations cover the employment period and extend for one year after termination.

Ms. Brennan

Ms. Brennan entered into an employment agreement with a subsidiary of the Company in April 2014 that provides for an initial two-year employment period, renewable automatically for additional successive one-year periods unless the Company provides Ms. Brennan with a notice of non-renewal before November 1st of the then-current term. The agreement provides that Ms. Brennan is eligible for an annual bonus of up to 50% of her annual base salary.

Ms. Brennan’s employment agreement imposes non-competition, non-solicitation and confidentiality obligations, which are not separately compensated. The non-competition and non-solicitation obligations cover the employment period and extend for one year after termination for any reason other than due to death, disability or by the Company without due cause.

On April 14, 2016, we announced that Ms. Brennan would be stepping down from her position as Chief Financial Officer, effective May 13, 2016. She will remain with the Company in a transitional role until May 31, 2016. We entered into a separation agreement with Ms. Brennan pursuant to which she will receive the following payments and benefits: (i) severance payments equal to her current base salary for a period of  nine months, paid out pursuant to the Company’s normal payroll practices; (ii) immediate vesting of her unvested stock option and unvested restricted stock awards; (iii) COBRA premiums for nine months for herself at the active employee rate for participation in the Company’s medical expense plan; and (iv) on the separation date, the awards previously granted to Ms. Brennan in the form of options to purchase 10,000 shares of Common Stock, at an exercise price of $2.89 per share, and 83,881 shares of Common Stock, at an exercise price of $2.95 per share, will be cancelled in exchange for a cash payment in a per-share amount equal to the excess of the closing price of the Common Stock on NASDAQ on the business day coincident with or first following the separation date over the applicable exercise price. Ms. Brennan’s receipt of the payments and benefits described above is contingent on her execution and delivery of a waiver and release contained in the separation agreement and her execution of a second release agreement on or after the separation date.

Potential Payments upon Termination or Change in Control

The following table shows potential payments to the current named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment assuming a December 31, 2015 termination date and, where applicable, using the closing price of our Common Stock of $2.88 per share on that date.

Name	Voluntary Termination (1)	Involuntary Termination - Not For Cause (2)	Involuntary Termination - For Cause (3)	Change in Control (4)	Death (5)	Disability (5)

C. Adam Procell	$30,240	$54,389	$30,240	$24,149	$30,240	$30,240

Mary Colleen Brennan	$9,182	$124,182	$9,182	$4,798	$13,980	$13,980

(1)

Neither of our named executive officers is entitled to more than accrued but unpaid salary and vacation upon a voluntary termination of their employment. The amounts listed consist solely of accrued vacation pay as of December 31, 2015.

(2)

Upon involuntary termination other than for due cause at December 31, 2015, Mr. Procell’s unvested shares of restricted stock would have vested immediately and he would have been entitled to accrued but unpaid salary and vacation. Upon involuntary termination other than for due cause at December 31, 2015, Ms. Brennan would have been entitled to six months of base salary and accrued but unpaid salary and vacation.

(3)	Neither of our named executive officers is entitled to more than accrued but unpaid salary and vacation upon an involuntary termination for cause.
(4)

Neither of our named executive officers would be entitled to any payments upon a change of control unless they were involuntarily terminated without cause, but any unvested restricted stock and unvested options would immediately vest. As of December 31, 2015, the intrinsic values of executives’ options were as follows:

Name	Value*

C. Adam Procell	$0
Mary Colleen Brennan	$0

* Calculated as the excess, if any, of the market value on December 31, 2015 of $2.88 per share over the option strike price.

As of December 31, 2015, the value of executives’ unvested restricted stock was as follows:

Name	Value*

C. Adam Procell	$24,149
Mary Colleen Brennan	$4,798

* Calculated as the market value on December 31, 2015 of $2.88 per share times the number of unvested shares of restricted stock vesting upon a change in control.

(5)                                 Neither of our named executive officers is entitled to more than accrued but unpaid salary and vacation upon their death or permanent disability; except that, assuming a termination due to death or disability at December 31, 2015, all of Ms. Brennan’s unvested restricted stock would have vested immediately.

Other Matters

Clawback Policy

On August 13, 2015, the Company adopted an incentive compensation clawback policy requiring the recoupment of incentive-based compensation granted on or after the policy’s effective date from current and former executive officers, and such other employees of the Company who may from time to time be deemed subject to the policy by the Board. Among other things, the policy provides that in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any “excess incentive compensation” received by any covered employee during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. For purposes of the policy, “excess incentive compensation” means incentive-based compensation that was paid to an employee covered by the policy in excess of the amount that would have been paid to such employee based on the accounting restatement.

Tax and Accounting Treatment of Compensation; Section 162(m) Limits

Financial Accounting Standards Board Accounting Standards Codification Topic 718 requires a charge to compensation expense for the fair value of equity compensation awards. Grants of options and restricted stock are accounted for under ASC 718. The Compensation Committee considers the accounting implications of significant compensation decisions, particularly in connection with decisions that relate to the Company’s long-term incentive awards.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and three most highly paid executive officers (other than our Chief Executive Officer and Chief Financial Officer). Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The 2008 Plan is qualified such that stock options and stock appreciation rights under the 2008 Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2008 Plan provides that no employee may be granted more than 1,000,000 shares in any calendar year.

Compensation Risk Assessment

The Compensation Committee has reviewed and considered risk implications and incentives created by our executive compensation program and our compensation policies and practices for the Company as a whole. The Compensation Committee believes that our compensation program does not create risks that are reasonably likely to have a material adverse effect on us.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth compensation earned in 2015 and 2014 by our Chief Executive Officer and Chief Financial Officer serving as of December 31, 2015. These individuals are referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
C. Adam Procell	2015	$335,000	$85,011	—	$357,612	$7,882	(3)	$785,505
President & Chief Executive Officer	2014	$240,001	$120,000	79,999	$—	$6,515	(4)	$446,515
Mary Colleen Brennan	2015	$230,000	$48,997	—	$155,040	$4,863	(5)	$438,900
Executive Vice President & Chief Financial Officer	2014	$153,254	$42,068	16,050	$—	$2,070	(5)	$213,442

(1)           Represents the value of restricted shares based on the market price of the shares on the date of grant.

(2)           The amount reported reflects the grant date fair value of the stock option awards using an Enhanced Hull-White Trinomial option pricing model. The assumptions used in calculating these amounts are incorporated by reference to Note 21 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The amounts reported do not reflect our accounting expense for these awards during the fiscal year and may not represent the amounts our executives will actually realize from the awards.

(3)           Includes $6,000 auto allowance and $1,882 for group life and disability insurance provided to Mr. Procell in 2015.

(4)           Includes $6,000 auto allowance and $515 for group life and disability insurance provided to Mr. Procell in 2014.

(5)           Represents $1,717 auto allowance, $862 of 401(k) match, and $2,284 for life insurance and long-term disability insurance provided to Ms. Brennan.

Realized Pay for 2015

A significant portion of the 2015 pay reported in the Summary Compensation Table above relates to the stock option awards made during 2015. We are required to report the grant date fair value of the stock option grants in the Summary Compensation Table, even though the ability of our executives to realize value from these awards is contingent on vesting and our future stock price. These awards are scheduled to vest on a three-year schedule. Our stock price must have appreciated by the exercise date for any value to be realized from these awards.

Reported pay includes actual annual cash compensation, long-term retirement benefits, and long-term equity incentive opportunities. Both the long-term retirement benefits and the long-term equity incentive opportunities are based on accounting and performance assumptions that may or may not be realized.

Realized pay consists of the amounts actually paid to the named executive officer. Realized pay includes taxable pay including base salary, cash incentives, taxable fringe benefits, and taxable payouts under the 2008 Plan. Taxable fringe benefits included in realized pay include auto allowance and health and welfare benefits. Realized pay does not include supplemental long-term disability plan premiums paid by the Company, a 401(k) plan company match, and a 401(k) plan employer contribution.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by our named executive officers at December 31, 2015.

		Option Awards				Stock Awards

								Equity incentive plan awards:

									Market of

								Number of	Payout Value

								Unearned	of Unearned

						Number of	Market Value	Shares, Units	Shares, Units

		Number of Securities				Shares or	of Shares of	or other	or Other

		Underlying		Option	Option	Units of Stock	Units That	Rights That	Rights That

		Unexercised Options		Exercise	Expiration	That Have Not	Have Not	Have Not	Have Not

	Grant Date	Exercisable	Unexercisable	Price	Date	Vested	Vested(5)	Vested	Vested
			(4)
Procell, C. Adam	04/06/09							—	—
		2,859	—	$25.90	04/06/19

	01/03/11	3,074	—	$28.28	12/31/20			—	—

	01/03/12	3,894	—	$22.82	12/31/21			—	—

	01/07/14(1)					8,385	$24,149	—	—

	01/03/12	3,894	—	$22.82	12/31/21

	01/05/15(3)	22,000	44,000	$2.89	01/05/25			—	—

	09/18/15(3)	—	162,539	$2.95	09/18/25			—	—

Brennan, Mary Colleen	04/23/14(2)					1,666	$4,798	—	—

	01/05/15(3)	10,000	20,000	$2.89	01/05/25			—	—

	09/18/15(3)	—	73,881	$2.95	09/18/25			—	—

(1)

On January 7, 2014, Mr. Procell received a grant of 25,157 shares, of which 8,387 vested on December 31, 2014, 8,385 vested on December 31, 2015, and the remaining 8,385 will vest on December 31, 2016.

(2)	On April 23, 2014, Ms. Brennan received a grant of 5,000 shares, of which 1,667 vested on December 31, 2014, 1,667 vested on December 31, 2015, and the remaining 1,666 will vest on December 31, 2016.

(3)

On January 5, 2015, Mr. Procell and Ms. Brennan received options to purchase 66,000 and 30,000 shares, respectively. In addition, on September 18, 2015, Mr. Procell and Ms. Brennan received options to purchase 162,539 and 73,881 shares, respectively. Each of these options is subject to a three-year vesting schedule but would vest immediately upon change of control of the Company or the involuntary termination of employment for reasons other than cause, death or permanent disability.

(4)                                  The vesting dates for the options which were not exercisable are as follows:

	Option Exercise Price	Quantity	Vesting Date

Procell, C. Adam	$22.82	3,894	12/31/14
	$2.89	22,000	01/05/17
	$2.89	22,000	01/05/18
	$2.89	22,000	01/05/17
	$2.95	54,180	09/25/16
	$2.95	54,180	09/25/17
	$2.95	54,179	09/25/18

Brennan, Mary Colleen	$2.89	10,000	01/05/17
	$2.89	10,000	01/05/18
	$2.95	24,627	09/25/16
	$2.95	24,627	09/25/17
	$2.95	24,627	09/25/18

(5)                                  Based on $2.88 per share, the closing price of our Common Stock on December 31, 2015.

Option Re-Pricing

We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards during fiscal year 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding our equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	1,281,075	$ —	533,972	(1)
Equity compensation plans not approved by security holders	—	—	—	(2)
Total	1,281,075		533,972

(1)          Includes 223,023 shares of Common Stock available for future issuance under the 2008 Plan (including shares issuable in connection with awards under the Management Incentive Plan), 82,288 shares of Common Stock available for future issuance under the 2015 Employee Stock Purchase Plan, and 242,700 shares of Common Stock available for future issuance under the 2010 Non-Employee Directors’ Stock Plan.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

As of April 18, 2016, the record date, there were 9,630,668 shares of our Common Stock and 10,000 shares of our Series C Preferred Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote with respect to each item to be voted on by holders of the shares of Common Stock. In addition, each share of Series C Preferred Stock entitles the holder thereof to 416.66 votes per share with respect to each item to be voted on, in each case voting together as a single class with holders of our Common Stock, except as provided by law or by the provisions of our Certificate of Incorporation. As of the record date, we had no other securities, voting or nonvoting, outstanding.

The following tables set forth information regarding the beneficial ownership of our securities as of April 18, 2016 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our voting securities; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group (eight persons). Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them, and, except as otherwise indicated, the address of each person listed in the following table is c/o Lime Energy Co., 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102.

Beneficial Owners of Greater Than 5% of our Voting Securities (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934):

The following table sets forth information concerning beneficial ownership of our Common Stock by persons or groups known to us to be beneficial owners of more than 5% of our voting securities outstanding as of April 18, 2016. The applicable percentage of beneficial ownership is based on 9,630,668 shares outstanding as of April 18, 2016. Except as indicated by the footnotes below, the Company believes, based on information available to it, that the persons and entities named in the table below have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws.

Title of Class	Name and Address	Amount of Shares Directly Held	Shares of Common Stock Issuable Upon Conversion of Preferred Stock	Total	% of Class

Common Stock	The John Thomas Hurvis Revocable Trust dated March 8, 2002(1)	1,956,916	—	1,956,916	20.3
Common Stock	Nettlestone Enterprises Limited(2)	483,809	—	483,809	5.0
Common Stock	Richard P. Kiphart(3)	4,108,357	—	4,108,357	42.7
Common Stock	Greener Capital Partners II, L.P.(4)	787,028	—	787,028	8.2
Series C Preferred Stock	Bison Capital Partners IV, L.P. and Bison Capital Partners IV, GP, L.P.(5)	10,000	4,166,666(5)	10,000	100(5)

* Denotes beneficial ownership of less than 1%.

(1)          This information is based on a Schedule 13D/A filed on March 5, 2015 by The John Thomas Hurvis Revocable Trust dated March 8, 2002 (the “Hurvis Trust”). The address for the Hurvis Trust is 4065 Commercial Ave., Northbrook, IL 60062. John Thomas Hurvis is the sole trustee of the Hurvis Trust.

(2)          This information is based on information available to the Company with respect to Nettlestone Enterprises Limited (“Nettlestone”). Nettlestone’s address is P.O. Box 665, Rosenearth, The Grange, St. Peter Port, Guernsey GY1 3SJ.

(3)          This information is based, in part, on a Schedule 13D/A filed on January 15, 2015 by Richard P. Kiphart (“Kiphart”). Kiphart’s address is c/o Lime Energy Co., 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102.

(4)          This information is based on information available to the Company with respect to Greener Capital Partners II, L.P. (“Greener Capital”). Greener Capital’s address is 2150 Allston Way, Suite 280, Berkeley, CA 94704.

(5)          As of April 18, 2016, Bison holds 100% of the 10,000 outstanding shares of Series C Preferred Stock, which were convertible (subject to adjustment in accordance with the terms of the Series C Preferred Stock) into 4,166,666 shares of Common Stock (representing beneficial ownership of 30.2% of the Common Stock on an as-converted basis). Bison Capital Partners IV GP, L.P. is the general partner of Bison and shares voting and investment power with Bison. Each disclaims beneficial ownership of the 29,744 shares of Common Stock held by Andreas Hildebrand and the 28,813 shares of Common Stock held by Peter Macdonald. Bison’s address is 780 Third Avenue, 30th Floor, New York, NY 10017.

Security Ownership of Directors and Executive Officers:

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock, as of April 18, 2016, by (i) each current director, (ii) each named executive officer (as defined under “Compensation Discussion and Analysis”), and (iii) all current directors and executive officers as a group.

	Amount of Shares Directly Held	Amount of Shares Held Indirectly	Shares Issuable Upon Exercise of Options Exercisable Within 60 Days (1)	Total	% of Class

Gregory T. Barnum	45,364(2)	—	19,916	65,280	*
Mary Colleen Brennan	3,334(3)	—		3,334	*
Christopher W. Capps	65,524(4)	—		65,524	*
Andreas Hildebrand	29,744(5)	—		29,744	*
Richard P. Kiphart	4,103,445(6)	—		4,103,445	42.6
Peter S. Macdonald	28,813(7)	—		28,813	*
Tommy Mike Pappas	26,967(8)	—		26,967	*
C. Adam Procell	19,643(9)	—	31,827	51,470	*
All Directors and Executive Officers as a Group	4,322,834	—	51,743	4,374,577	45.4

* Denotes beneficial ownership of less than 1%.

(1)          Represents shares of Common Stock underlying options that are presently exercisable or will become exercisable within 60 days after April 18, 2016.

(2)          This amount does not include 6,353 shares of unvested restricted stock.

(3)          This amount does not include 1,666 shares of unvested restricted stock.

(4)          This amount does not include 5,273 shares of unvested restricted stock.

(5)          This amount does not include 4,552 shares of unvested restricted stock.

(6)          This amount does not include 4,912 shares of unvested restricted stock.

(7)          This amount does not include 4,192 shares of unvested restricted stock.

(8)          This amount does not include 4,912 shares of unvested restricted stock.

(9)          This amount does not include 8,385 shares of unvested restricted stock.

Changes in Control

We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports regarding their ownership of Common Stock and other equity securities of the Company. The required reports consist of initial statements on Form 3, statements of changes on Form 4, and annual statements on Form 5. Directors, officers and greater than 10% stockholders are required by the SEC rules to furnish us with copies of the Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by us and written representations from our executive officers and directors, we believe that, during 2015, all filing requirements applicable to our directors and executive officers and persons who own more than 10% of a registered class of our equity securities under Section 16(a) were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Procedures

From time to time, we have participated in transactions in which one or more of our directors, executive officers or large stockholders has an interest. These transactions are described below. All related party transactions require the approval of our Audit Committee (a committee comprised entirely of independent directors), which reviews the transaction for fairness, business purpose, and reasonableness. Each transaction involving the Company and an affiliate entered into during 2015 was approved by our Audit Committee.

In addition, our Code of Conduct requires that our directors, officers and employees avoid engaging in any activity that might create a conflict of interest or a perception of a conflict of interest. These individuals are required to raise any proposed or actual transaction that they believe may create a conflict of interest for consideration and review by the Audit Committee. In any situation where a member of the Audit Committee could be perceived as having a potential conflict of interest, that member would be expected to recuse himself from the matter, and the non-interested members of the Audit Committee would review the transaction.

On an annual basis, each director and executive officer completes a Directors’ and Officers’ Questionnaire that requires disclosure of any transactions with the Company in which he, or any member of his immediate family, has a direct or indirect material interest.

Investments and Transactions Involving Affiliates of Certain Stockholders

Transactions with Mr. Kiphart and Mr. Capps

Conversion of Subordinated Debt and Sale of Series A Preferred Stock

On September 23, 2013, the Company entered into a Preferred Stock and Warrant Purchase Agreement (the “Series A Purchase Agreement”) with a group of investors including two of our directors, Mr. Capps and Mr. Kiphart (collectively with the other investors, the “Series A Investors”), pursuant to which the Series A Investors purchased 926,223 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) at a price of $10.00 per share of Series A Preferred Stock. The purchase price was paid with (a) $2.5 million in cash and (b) the exchange of approximately $6.8 million (principal amount and accrued interest) of the Company’s Subordinated Secured Convertible Pay-In-Kind Notes (the “Notes”), representing all of the outstanding Notes at the time.

The shares of Series A Preferred Stock were entitled to an accruing dividend of 12.5% per annum of their original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations), payable semi-annually in arrears.

The shares of Series A Preferred Stock were convertible at the election of the holder of such shares, into shares of the Company’s Common Stock, and the Company could redeem all or a portion of the Series A Preferred Stock at its option subject to certain legal restrictions.

On December 23, 2014, in connection with the issuance of shares of our Series C Preferred Stock, all outstanding shares of Series A Preferred Stock were converted to 3,084,261 shares of Common Stock, and the Series A Warrants that had been issued in connection with the entry into the Series A Purchase Agreement were cancelled.

Sale of Series B Preferred Stock

On December 30, 2013, the Company entered into a Preferred Stock and Warrant Purchase Agreement (the “Series B Purchase Agreement”) with Mr. Kiphart and a group of other investors (collectively, the “Series B Investors”), pursuant to which the Series B Investors purchased 400,000 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) at a price of $10.00 per share of Series B Preferred Stock.

On January 29, 2014, the Company entered into a Series B Purchase Agreement with Greener Capital Partners Fund II, L.P. (“Greener Capital”), pursuant to which Greener Capital purchased an aggregate of 200,000 shares of the Company’s Series B Preferred Stock at a price of $10.00 per share of Series B Preferred Stock. This transaction closed on February 4, 2014.

The shares of Series B Preferred Stock were entitled to an accruing dividend of 12.5% per annum of their original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations), payable semi-annually in arrears.

The shares of Series B Preferred Stock were convertible, at any time following the approval of such conversion by the Company’s stockholders, and the Company could at any time elect to redeem all or a portion of the Series B Preferred Stock unless prohibited by provisions of the Delaware General Corporation Law governing distributions to stockholders.

On December 23, 2014, in connection with the issuance of Series C Preferred Stock, all shares of Series B Preferred Stock were converted to 2,383,437 shares of our Common Stock, and the Series B Warrants that had been issued in connection with the entry into the Series B Purchase Agreement were cancelled.

Letter of Credit Agreement

On August 1, 2014, the Company entered into a Letter of Credit Agreement with Mr. Kiphart (the “LOC Agreement”), which replaced a previous letter of credit agreement the Company had entered into with Mr. Kiphart on December 7, 2012. Pursuant to the LOC Agreement, Mr. Kiphart agreed to cause, at the Company’s request, the issuance of one or more letters of credit (collectively, the “Kiphart Letter of Credit”) for the benefit of a surety, up to an aggregate amount of $1.3 million. The Kiphart Letter of Credit was used to guarantee certain obligations of the Company in connection with its performance under a contract between the Company and a utility customer. Mr. Kiphart’s obligation to cause the issuance of, or leave in place, the Kiphart Letter of Credit was to terminate on December 31, 2019. The Company agreed to indemnify Mr. Kiphart for any liability in connection with any payment or disbursement made under the Kiphart Letter of Credit. The Company also agreed to pay for or reimburse any fees and out-of-pocket expenses incurred by Mr. Kiphart in connection with the Kiphart Letter of Credit. All amounts due to Mr. Kiphart under the LOC Agreement were payable by the Company within ten business days of the Company’s receipt of a written demand thereof from Mr. Kiphart.

In addition, the Company agreed to pay Mr. Kiphart simple interest on the aggregate amount of the Kiphart Letter of Credit at a rate of six percent (6%) per annum. The Company accrued interest of $61,135 during 2015.

As consideration for Mr. Kiphart’s obligations under the LOC Agreement, the Company had issued to Mr. Kiphart warrants to purchase 50,000 shares of our Common Stock. The value of the warrants, which was determined to be $100,000, was capitalized as deferred financing costs. In connection with the issuance of Series C Preferred Stock, the warrants were forfeited and deferred financing costs of $100,000 were recorded to interest expense.

In May 2015, the Company replaced the Kiphart Letter of Credit with restricted funds of the Company.

Transactions with Bison and its Affiliates

Issuance of Series C Preferred Stock to Bison

On December 23, 2014, the Company entered into a Securities Purchase Agreement (the “Series C Purchase Agreement”) with Bison (the transactions contemplated by the Series C Purchase Agreement, collectively, the “Bison Transaction”). Pursuant to the terms of the Series C Purchase Agreement, on December 23, 2014 (the “Series C Closing Date”), Bison acquired 10,000 shares of Series C Preferred Stock for an aggregate amount of $10,000,000 (the “Series C Purchase Price”). The Series C Preferred Stock ranks, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, senior to the Common Stock, whether now outstanding or hereafter issued, and to each other class or series of capital stock of the Company, including any series of preferred stock established after the Closing Date. Each share of Series C Preferred Stock accrues a semi-annual dividend at the rate of 12.5% per annum on the original per share issue price of the Series C Preferred Stock ($1,000.00) plus the aggregate amount of dividends accrued and unpaid (the “Series C Preferred Dividend”). The Company may not pay dividends to any other series of capital stock of the Company unless the holders of the Series C Preferred Stock first receive a payment equal to the greater of any accrued but unpaid Series C Preferred Dividend and the dividend that the holders of the Series C Preferred Stock would have received on an as-converted to Common Stock basis. In the event of a liquidation, dissolution or other deemed liquidation event of the Company, each share of Series C Preferred Stock is entitled to be paid from the assets of the Company that are available to the stockholders of the Company an amount equal to the original issue price of such share plus any accrued but unpaid dividends on such share. The Series C Preferred Stock may convert, at the holder’s option, into that number of shares of Common Stock obtained by dividing the conversion value of the Series C Preferred Stock by the conversion price of the Series C Preferred Stock. As of the date of issuance, the conversion value of the Series C Preferred Stock was equal to the original issue price of a share of the Series C Preferred Stock and the conversion price of the Series C Preferred Stock was equal to $2.40. Both the conversion value and the conversion price are subject to adjustment as set forth in the Certificate of Designation filed on December 23, 2014 (the “Series C Certificate of Designation”), including upon certain dilutive issuances of securities by the Company.

Except with respect to the election of Preferred Directors, as described below, the Series C Preferred Stock votes with the Common Stock of the Company on matters presented to the stockholders of the Company. Each share of Series C Preferred Stock is entitled to cast the number of votes equal to the original issue price of such share divided by $2.40. The holders of the Series C Preferred Stock are entitled to nominate and elect that number of directors (each a “Preferred Director”) of the Company that is consistent with the voting power held by the holders of the Series C Preferred Stock as of the date the Series C Preferred Stock was issued; however, the holders of the Series C Preferred Stock are not entitled to nominate and elect any Preferred Director if such holders own less than 16.36% of the number of shares of the Series C Preferred Stock issued on December 23, 2014. No Preferred Director may be elected if such election would cause the Company to violate any law or corporate governance requirement of any securities exchange on which Common Stock is listed. In accordance with the right to elect Preferred Directors, the Board has nominated each of Andreas Hildebrand and Peter Macdonald to stand for election at the Annual Meeting and Bison has indicated its intent to elect such persons to the Company’s Board. Each Preferred Director may be removed by the holders of the Series C Preferred Stock or, upon cause, by the holders of a majority of the Company’s outstanding voting power. The holders of the Series C Preferred Stock are also entitled to one additional board observer. In addition to the ability of the holders of Series C Preferred Stock to vote alongside the holders of Common Stock, the holders of a majority of the Series C Preferred Stock must also provide their consent before the Company may take certain actions, including incurring certain amounts of indebtedness, entering into transactions with related persons, entering into new lines of business, modifying the provisions of the Series C Preferred Stock, and issuing any securities that are pari passu or senior to the Series C Preferred Stock.

At any time after March 24, 2019, the fourth anniversary of the Series C Closing Date, the Company has the right to redeem all but not less than all of the Series C Preferred Stock for an amount equal to the original issue price of the shares plus all accrued but unpaid dividends, effective 30 days after giving notice thereof to the holder(s) of the Series C Preferred Stock. During such 30-day period, the holders of the Series C Preferred Stock may convert the Series C Preferred Stock to Common Stock in lieu of receiving the redemption payment. At any time after the fourth anniversary of the Closing Date, a holder of Series C Preferred Stock has the right to require the Company to redeem all or a portion of its Series C Preferred Stock for an amount equal to the original issue price of the shares plus all accrued but unpaid dividends. In the event the Company fails to make the required redemption payment by the date fixed for such payment, the dividend rate will increase to 15% per annum and increase an additional 1% per annum each quarter until paid.

In connection with the Bison Transaction, the Company, Bison, Richard Kiphart and The John Thomas Hurvis Revocable Trust entered into a Shareholder and Investor Rights Agreement dated as of December 23, 2014 (the “Bison Shareholder Agreement”). Pursuant to the terms of the Bison Shareholder Agreement, in the event the Company proposes to issue new securities (subject to certain exceptions), the Company must allow Bison to purchase a proportion of the new securities equal to the number of shares of Common Stock beneficially owned by Bison divided by the total number of shares of Common Stock outstanding on a fully-diluted basis.

The Bison Shareholder Agreement also provides Bison with operational consent rights and director appointment rights that apply so long as Bison holds at least five percent (5%) of the total voting power of the Company. The stockholders of the Company party to the Bison Shareholder Agreement have agreed to vote in favor of Bison’s director appointees. The Bison Shareholder Agreement entitles Bison to nominate one director to the Company’s Compensation Committee and any new board committee that is established other than the Audit Committee or the Governance and Nominating Committee, and also entitles Bison to receive certain financial information. In connection with this right, the Board appointed Andreas Hildebrand to the Company’s Compensation Committee. Bison may not, subject to certain exceptions in the Bison Shareholder Agreement, acquire additional shares of Common Stock or seek to influence the management of the Company without the Company’s consent. Such restrictions will no longer have effect upon certain changes of control of the Company.

Also on December 23, 2014 and in connection with the Bison Transaction, the Company, Bison and certain other stockholders of the Company entered into a Registration Right Agreement (the “Bison Registration Rights Agreement”). Pursuant to the Bison Registration Rights Agreement, Bison is entitled to certain registration rights in connection with the Common Stock into which its shares of Series C Preferred Stock may convert, including the right to demand the registration of such shares at any time after December 23, 2015 and rights to include such shares in other registration statements filed by the Company. Additionally, certain other stockholders of the Company are entitled to include certain of their shares of Common Stock in a registration statement filed by the Company. The Company has agreed to indemnify the other parties to the Registration Rights Agreement in connection with any claims related to their sale of securities under a registration statement, subject to certain exceptions.

$11.75 Million Note Issuance to Bison

On March 24, 2015, following the approval by members of our Board other than Andreas Hildebrand and Peter Macdonald who had recused themselves due to their ties with Bison, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Bison, pursuant to which the Company issued to Bison a subordinated convertible note due March 24, 2020 (the “Note”) in the principal amount of $11.75 million (the “Note Issuance”). The proceeds from the Note Issuance were used to finance the Company’s acquisition of EnerPath International Holding Company, a Delaware corporation (“EnerPath”). We refer to that acquisition as the “EnerPath Acquisition.” See our Annual Report on Form 10-K for the fiscal year ended on December 31, 2015 for detailed information on this acquisition.

Under the terms of the Note Purchase Agreement, the Company must indemnify Bison and its affiliates from losses, damages and claims arising out of any breach by the Company of its representations, warranties, and covenants. As of the date of the Note Issuance, Bison owned 10,000 shares of Series C Preferred Stock which was, as of such date, convertible into approximately 30% of the Common Stock, making Bison the Company’s single largest stockholder.

On March 31, 2015, Bison and the Company entered into an amendment to the Note (“Amendment No. 1”). As amended, the Note provides that the Company may pay interest at a rate (the “Interest Rate”) of 10.5% per annum on the outstanding principal amount, paid semi-annually in cash, or allow interest to accrue and be added to the principal amount at a rate of 12.5% per annum. Upon the occurrence of an event of default under the Note, the Interest Rate would increase by 2.0% per annum until the Note is redeemed or the event of default is cured.

All or any portion of the principal amount of the Note plus all accrued but unpaid interest thereon, but not more than the original principal amount of the Note, may, at the election of the Note holder, be converted into our Common Stock on the earlier of March 24, 2018 or a change of control of the Company. The Note, if converted, would have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

The initial conversion price of the Note ($3.16) was greater than the book and market value of the Common Stock on March 24, 2015. However, the conversion price is subject to anti-dilution adjustments and adjustments in connection with stock splits and similar occurrences and certain other events set forth in the Note. Such adjustments could result in a deemed future price for the Common Stock into which the Note is convertible that is less than the book or market value of the Common Stock on March 24, 2015.

Under the Note, no portion of the outstanding balance under the Note could be converted into more than 19.99% of the outstanding Common Stock (the “Conversion Cap”) without the approval of our stockholders, as required by the rules of the NASDAQ Stock Market LLC (“Nasdaq”) on which our Common Stock is traded. On March 24, 2015, three of our stockholders (the “Majority Stockholders”) owning, together, 6,055,452 shares of Common Stock and 10,000 shares of our Series C Preferred Stock, or approximately 75% of our then outstanding voting securities, executed a written consent (the “Written Consent”) approving and adopting the potential issuance of our Common Stock in excess of the Conversion Cap, but only after the stockholder approval became effective. The stockholder approval became effective on October 15, 2015, which was 20 calendar days after the date our information statement with respect to this approval was first mailed to our stockholders. For additional information on this arrangement, see our information statement filed with the SEC and mailed to our stockholders on September 25, 2015.

The Note is guaranteed by each subsidiary of the Company, including EnerPath and each of its subsidiaries, but will be subordinated to permitted senior indebtedness of the Company of between $8 million and $15 million in the aggregate. The actual amount of permitted senior indebtedness will depend on the Company’s Consolidated Adjusted EBITDA (as defined in the Note) over a trailing four-quarter period. The Note is secured by a lien on all of the assets of the Company and each of its subsidiaries. The Company may not prepay the Note. The holder of the Note may require the Company to redeem the Note upon an event of default, a change of control, or the Company giving notice of its determination to exercise the Company’s redemption right for the Series C Preferred Stock. The Company is subject to certain financial affirmative and negative covenants, including a minimum Consolidated Adjusted EBITDA covenant for trailing 12-month periods beginning March 31, 2016, as set forth in the Note, as amended. Pursuant to Amendment No. 1, if the Company had failed to meet certain trailing 12-month EBITDA targets for the quarters ended June 30, September 30, or December 31, 2015, then for each such quarter in which such EBITDA target had not been met, an additional $1 million in interest would have accrued and would have been added to the principal. As of December 31, 2015, the Company was in compliance with all applicable covenants under the Note.

On March 30, 2016, we entered into a second amendment to the Note (“Amendment No. 2”). Amendment No. 2 revised the covenants related to minimum consolidated EBITDA for the four consecutive fiscal quarters ending March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016. Pursuant to Amendment No. 2, if we fail to meet the specified trailing EBITDA targets for any of these quarters, then for each such quarter in which such EBITDA target is not met up to an additional $500,000 in interest will accrue and be added to the note principal (although principal in excess of the original principal amount of the Note of

$11,750,000 may not be converted into shares of Common Stock). As a result of Amendment No. 2, a failure on our part to meet the specified trailing EBITDA targets for any of the four consecutive fiscal quarters ending March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016 would not be an event of default under the Note. However, if we are not able to meet the required minimum consolidated EBITDA targets for periods subsequent to December 31, 2016, an event of default will exist under the Note for which Bison could accelerate our repayment of the Note.

In connection with the Note Purchase Agreement, on March 24, 2015, the Company amended and restated the Shareholder and Investor Rights Agreement, dated as of December 23, 2014 (the “Original Shareholder Agreement”), by and among the Company, Bison and the other stockholders parties thereto (as amended and restated, the “Amended and Restated Shareholder Agreement”) and the Registration Rights Agreement, dated as of December 23, 2014, by and among the Company, Bison and the other stockholders parties thereto (as amended and restated, the “Amended and Restated Registration Rights Agreement”). Pursuant to the terms of the Amended and Restated Shareholder Agreement, in the event the Company proposes to issue new securities (subject to certain exceptions), the Company must allow Bison to purchase a proportion of the new securities equal to the number of shares of Common Stock beneficially owned by Bison (including for this purpose the shares of Common Stock into which the Note could convert) divided by the total number of shares of Common Stock outstanding on a fully-diluted basis. The operational consent rights and director appointment rights held by Bison under the Original Shareholder Agreement remain in the Amended and Restated Shareholder Agreement; with the exception that, in the event Bison is no longer entitled to designate at least one director under the terms of the Series C Preferred Stock, Bison will be entitled under the Amended and Restated Shareholder Agreement to designate that number of directors that is consistent with its ownership of Common Stock (including shares of Common Stock that are issuable upon conversion of the Series C Preferred Stock and the Note, assuming the Note was immediately convertible) provided it holds at least 5% of the Common Stock (computed in the same fashion).

Pursuant to the Amended and Restated Registration Rights Agreement, Bison is entitled to certain registration rights in connection with the Common Stock into which its shares of Series C Preferred Stock and the Note may convert, including the right to demand the registration of such shares at any time after December 23, 2015 and rights to include such shares in other registration statements filed by the Company. Additionally, Mr. Kiphart and the Hurvis Trust are entitled to include certain of their shares of Common Stock in a registration statement filed by the Company. The Company has agreed to indemnify the other parties to the Amended and Restated Registration Rights Agreement in connection with any claims related to their sale of securities under a registration statement, subject to certain exceptions.

INFORMATION REGARDING THE 2016 EMPLOYEE STOCK PURCHASE PLAN

Board Adoption

On April 22, 2016, the Board, acting on recommendation of the Compensation Committee, adopted the Lime Energy Co. 2016 Employee Stock Purchase Plan (the “2016 ESPP”). The 2016 ESPP allows employees to purchase our Common Stock at a discount using payroll deductions and entitles employees in the United States to receive special tax treatment provided by the Internal Revenue Code of 1986, as amended (the “Code”).

A copy of the 2016 ESPP is attached as Appendix A to this proxy statement. The description below is a summary and it is not intended to be a complete description of the 2016 ESPP. Please read the 2016 ESPP for more detailed information.

Material Features of the 2016 ESPP

Stock Subject to the 2016 ESPP

The 2016 ESPP provides for the issuance of up to 100,000 shares of Common Stock. Such shares may be newly issued shares or shares reacquired in private transactions or open market purchases.

Eligibility

All of our employees and employees of our affiliates who have been employed for at least six months and whose customary employment is at least 20 hours per week and at least five months per calendar year are eligible to participate in the 2016 ESPP, except for persons who are deemed, under Section 423(b)(3) of the Code, to own 5% or more of our voting stock. Our officers are eligible to participate in the 2016 ESPP, except that the Compensation Committee may provide in any offering period that certain highly compensated employees within the meaning of the Code are ineligible to participate. Approximately 250 employees would be eligible to participate in the 2016 ESPP.

Participation

The 2016 ESPP provides for a series of two six-month offering periods commencing on July 1, 2016 and January 1, 2017. The Compensation Committee may change the duration of the offering periods; provided that such offering periods comply with the provisions of Section 423(b)(3) of the Code. Employees may elect to become participants in the 2016 ESPP by enrolling during specified enrollment periods. During each offering period, employees who enroll in the 2016 ESPP for the offering period are granted an option to purchase not more than 5,000 shares through the accumulation of payroll deductions of not more than 15% of each participant’s compensation (up to a maximum of $25,000 per calendar year, based on the fair market value of the shares determined as of the date the option to purchase such shares is granted). The number of shares to be purchased will be determined by dividing the participant’s balance in the 2016 ESPP account on the last day of the offering period by the purchase price per share for the Common Stock. The purchase price per share will be the lesser of 85% of the fair market value of the Common Stock on the last day of the offering period or 85% of the fair market value on the first day of the offering period. If a fractional number of shares results, the number will be rounded down to the next whole number and the excess funds shall be carried forward to the next offering period. Unless a participant withdraws from the 2016 ESPP, such participant’s option will be exercised automatically on the last day of the offering period. No interest shall accrue on a participant’s contributions under the 2016 ESPP.

Withdrawal

An employee may withdraw all but not less than all the contributions credited to his or her account under the 2016 ESPP at any time at least 15 days prior to the last day of the offering period. Upon termination of a participant’s continuous status as an employee prior to the last day of an offering period for any reason, including retirement or death, the contributions credited to such participant’s account will be returned to such participant (or such participant’s beneficiary in the case of death). In the event a participant fails to remain employed for at least 20 hours per week during an offering period, such participant will be deemed to have withdrawn and the contributions credited to such participant’s account shall be returned to such participant. A participant’s withdrawal from any offering period will not by itself have any effect upon his or her eligibility to participate in a succeeding offering period.

Administration, Amendment, Termination

The Compensation Committee shall supervise and administer the 2016 ESPP. It shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for administration of the 2016 ESPP and not inconsistent with the 2016 ESPP, to construe and interpret the 2016 ESPP and to make all other determinations necessary or advisable for the administration of the 2016 ESPP. The Compensation Committee may at any time terminate or amend the 2016 ESPP, except that no such termination may affect options previously granted, nor may an amendment make any change in any option granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, we must obtain stockholder approval as required.

Term of 2016 ESPP

The 2016 ESPP became effective upon adoption by the Board and shall terminate one year thereafter, subject to stockholder approval within 12 months of adoption, unless earlier terminated as provided above. No purchases of Common Stock pursuant to the 2016 ESPP shall occur prior to stockholder approval.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Compensation Committee shall be entitled to change the Offering Periods, change the Exercise Price with respect to future Offering Periods, change the maximum level of payroll deductions that may be elected under the Plan, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholdings in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Compensation Committee determines in its sole discretion advisable which are consistent with the Plan.

Nontransferability

Neither contributions credited to a participant’s account nor any rights with respect to the exercise of an option or to receive shares under the 2016 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution. A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the 2016 ESPP in the event of such participant’s death subsequent to the end of an offering period but prior to the delivery of such participant’s shares of Common Stock and cash. A participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account in the event of such participant’s death prior to the end of the offering period.

Adjustments upon Changes in Stock

Changes in Capitalization. Subject to any required action by our stockholders, the maximum number of shares available for purchase each Offering Period, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without our receipt of consideration; provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new exercise date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Compensation Committee. The new exercise date shall be before the date of the Company’s proposed dissolution or liquidation. The Compensation Committee shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date for the participant’s Option has been changed to the new exercise date and that the participant’s Option shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the Offering Period as provided in the 2016 ESPP.

Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or an Affiliate of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new exercise date and any Offering Period then in progress shall end on the new exercise date. The new exercise date shall be before the date of the Company’s proposed sale or merger. The Compensation Committee shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date for the participant’s Option has been changed to the new exercise date and that the participant’s Option shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 of the 2016 ESPP.

Federal Income Tax Considerations

The following is a description of certain U.S. Federal income tax consequences of the issuance and exercise of options to purchase shares under the 2016 ESPP. The options granted under the 2016 ESPP are intended to constitute qualified stock options in an “employee stock purchase plan” under Section 423 of the Code. No taxable income is realized by a participant at the time options are granted to participants under the 2016 ESPP or at the time of purchase of shares pursuant to the 2016 ESPP. Upon the death of a participant owning 2016 ESPP shares, or upon the disposition of shares two years or more after the date of the grant of the option to purchase such shares and at least one year after acquiring such shares (the “Required Holding Period”), the participant will recognize as ordinary compensation income an amount equal to the lesser of:

(i)                                     the excess of the fair market value of the shares on the date of disposition or death over the amount paid for such shares, or

(ii)                                  the excess of the fair market value of the shares at the time the option was granted over the option exercise price.

The participant will also recognize a long-term capital gain or loss on such disposition of such shares equal to the difference between (x) the amount realized upon the sale of the shares and (y) the sum of the amount the participant paid for the shares plus the amount, if any, taxed to the participant as ordinary compensation income under clause (i) or (ii) above.

We will not be entitled to a deduction corresponding to the participant’s compensation income in the case of shares satisfying the Required Holding Period.

Upon disposition of the shares prior to the satisfaction of the Required Holding Period, the participant generally will then recognize compensation income, and we will have a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. The amount recognized as compensation income will be added to the basis of the shares for purposes of computing the participant’s capital gain at the time of disposition.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Common Stock Directors

Five Common Stock Directors are to be elected at the Annual Meeting to hold office until our annual general meeting in 2017:

C. Adam Procell

Gregory Barnum

Christopher Capps

Richard Kiphart

Tommy Mike Pappas

Our Board nominated Adam Procell, Gregory Barnum, Christopher Capps, Richard Kiphart, and Tommy Pappas following the recommendation by our Governance and Nominating Committee, a committee comprised entirely of independent directors. Each nominee has consented to serve if elected. We do not expect that any nominee will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, the proxies to vote for such nominee will instead either be voted for a substitute nominee recommended by our Board, or not voted, if the Board determines in its discretion that the position should remain vacant.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE COMMON STOCK DIRECTOR NOMINEES

Preferred Stock Directors

Bison, the holder of the Company’s Series C Preferred Stock, has informed the Board that it intends to nominate and elect Andreas Hildebrand and Peter S. Macdonald as Preferred Stock Directors.

THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THE PREFERRED STOCK DIRECTORS, ALL OF WHOM ARE ELECTED BY THE SERIES C PREFERRED STOCK VOTING SEPARATELY.

Messrs. Andreas Hildebrand, Adam Procell, Gregory Barnum, Christopher Capps, Richard Kiphart, Peter Macdonald, and Tommy Pappas are currently serving as directors, and their biographies are available above under “Corporate Governance — Board of Directors.” Included in each nominee’s biography is an assessment of his specific qualifications, attributes, skills and experience.

PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to provide our shareholders with an opportunity to cast an advisory vote regarding the compensation of our named executive officers. This vote is commonly known as “Say-on-Pay”. We hold a Say-on-Pay vote every three years.

Before you vote, we urge you to read the Executive Compensation and the Executive Compensation Tables sections of this proxy statement for additional details on our executive compensation, including its governance, framework, components, and the compensation decisions for our executive officers for 2015.

As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values the opinions of our stockholders, and will take into account the outcome of the vote when making future decisions on the compensation of our executive officers and our executive compensation principles, policies and procedures.

We ask our stockholders to approve the compensation of our executive officers by voting “FOR” the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for the year ending December 31, 2016. At the Annual Meeting, stockholders will be asked to ratify this appointment. CohnReznick was engaged to serve as our independent registered public accounting firm in replacement of BDO USA, LLP (“BDO”).

Representatives of CohnReznick are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

AUDIT COMMITTEE DISCLOSURE

Change in Independent Registered Public Accounting Firm

On February 11, 2016, the Audit Committee completed a competitive process to engage an independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016. As a result of this process, the Audit Committee approved the engagement of CohnReznick on February 11, 2016. On February 12, 2016, the Company informed BDO that it would not be appointed to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2016.

During the Company’s fiscal years ended December 31, 2014 and 2015, and the subsequent interim period through February 12, 2016, (i) the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter thereof in connection with its reports on the financial statements for such periods, and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015.

BDO’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2014 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2013, 2014 and 2015, and the subsequent interim period through February 11, 2016, neither the Company, nor anyone on its behalf, consulted CohnReznick regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We filed with the SEC a Form 8-K on February 16, 2015 making the foregoing disclosures. We filed a Form 8-K/A on April 5, 2016, announcing that BDO had completed its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2015. Prior to each such filing, we submitted the foregoing disclosures to BDO and BDO agreed with the disclosures in all respects.

Representatives of BDO are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered to us by BDO and BDO member firms for the years ended December 31, 2015 and 2014 are set forth below.

	2015	2014
	(in thousands of U.S. dollars)
Audit Fees(1)	$346,821	$351,040
Audit-Related Fees(2)	$63,250	—
Tax Fees(3)	$89,315	193,752
All Other Fees(4)	$196,339	132,725
Total	$695,725	$677,517

(1)                                  Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements and review of our consolidated financial statements included in our quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)                                  Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but not included in footnote (1) above.

(3)                                  Tax services fees consist of professional fees billed for products and services rendered by BDO for tax compliance, tax advice, and tax planning. All of these fees were pre-approved by our Audit Committee.

(4)                                  All other fees consist of fees billed by BDO for services other than those listed in categories 1 through 3 above. All of these fees were pre-approved by our Audit Committee.

Consideration of Auditor Independence

The Audit Committee has concluded that the provision of the non-audit services by BDO was compatible with maintaining its independence.

Procedures for Pre-Approval of Audit and Non-Audit Services

Our Audit Committee charter requires the Audit Committee to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. Each proposed engagement not specifically identified by the Securities and Exchange Commission as impairing independence is evaluated for independence implications prior to entering into a contract with the independent auditor for such services.

Our Audit Committee considered whether the use of BDO’s services other than for the annual audit and quarterly reviews in any way impairs their independence and has concluded that it does not. In both 2015 and 2014, these services were limited to tax fees related to tax compliance, advice and planning. No services were performed by BDO prior to receiving approval from the Audit Committee. We have been advised by BDO that substantially all of the work performed in conjunction with its 2015 audit of our financial statements for the most recently completed year was performed by permanent, full-time employees and partners of BDO. We have received confirmation and a letter from BDO required by the applicable requirements of the Public Company Accounting Oversight Board concerning independence, and discussed with BDO its independence.

Our Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. During 2015, the committee also granted its pre-approval for specific types of tax and other non-audit services with specified fee structures that could be provided by BDO.

Any engagements falling within these pre-approved outlines can be entered into, with CohnReznick and management reporting the details of any such pre-approved engagements to the Audit Committee at its next meeting. The committee will review the scope of the pre-approval annually. In the event it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval at a time that does not correspond to a committee meeting, the Audit Committee has delegated authority to review and approve such services to the Audit Committee Chairman, who would report any such approvals to the full committee at its next meeting.

For the year ended December 31, 2015, the Audit Committee approved all audit and non-audit services by our independent registered public accounting firm either on an individual basis as the need arose or by way of the pre-approval process described above.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the Company’s internal audit function. The Audit Committee has sole responsibility for the appointment, retention and compensation of the Company’s independent registered public accounting firm.

The Audit Committee operates under a written charter adopted by the Board, which is reassessed periodically for adequacy by the Audit Committee. Members of the Audit Committee have no financial or personal ties to the Company (other than director compensation and equity ownership) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations and the NASDAQ listing standards. None of the Audit Committee members has a relationship with the Company that may interfere with such member’s independence from the Company and Company management.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate.

In performing its duties, the Audit Committee:

•                  has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2015;

•                  has discussed with BDO, the Company’s independent registered public accounting firm for the year ended December 31, 2015, matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of our financial reporting, as required by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board;

•                  has received from BDO the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence; and

•                  has discussed with BDO the issue of its independence from the Company and other matters that the Audit Committee deemed relevant and appropriate.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for that year.

AUDIT COMMITTEE

Gregory T. Barnum, Chair
Christopher W. Capps
Tommy Mike Pappas

PROPOSAL NO. 4 — APPROVAL OF THE 2016 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the adoption and implementation of the 2016 Employee Stock Purchase Plan (the “ESPP”), which will provide our eligible employees with an opportunity to purchase our Common Stock at a discount using payroll deductions. The ESPP entitles our employees in the United States to receive special tax treatment provided by the Internal Revenue Code of 1986, as amended (the “Code”). If the ESPP is approved, 100,000 shares of our Common Stock will initially be authorized for issuance under the ESPP.

The Board adopted the ESPP on April 22, 2016, subject to approval by our stockholders at the Annual Meeting. If approved by our stockholders, it is expected that the first offering period under the ESPP will begin on July 1, 2016.

The ESPP complements, and is an important part of, our overall compensation philosophy and strategy as discussed in this proxy statement, under the heading “Executive Compensation.” Similarly to previous employee stock purchase plans that our stockholders have approved previously, we believe approval of the ESPP allows the Company a means to enhance our ability to attract and retain the services of eligible employees upon whose judgment, initiative and efforts the success and development of our business largely depends. In addition, the Board believes the ESPP will provide additional incentives to eligible employees to devote their effort and skill to the continued growth of the Company, by providing them an opportunity to participate in ownership of our shares and thereby have an interest in our success and increased value.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ADOPTION AND IMPLEMENTATION OF THE ESPP.

OTHER GOVERNANCE MATTERS

Stockholder Proposals for the 2017 Annual Meeting

Stockholder proposals intended for inclusion in the proxy statement for the 2017 annual general meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act should be sent to our Corporate Secretary at Lime Energy Co., 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102 and must be received by December 30, 2016 and otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2017 proxy materials. If the date of next year’s annual general meeting is moved more than 30 days before or after the anniversary date of this year’s annual general meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. After the December 30, 2016 deadline, a stockholder proposal may still be submitted for consideration at the 2017 annual general meeting of stockholders if it is received no earlier than February 16, 2017 and no later than March 18, 2017, although it will not be included in the proxy statement. If a stockholder’s proposal is not timely received, then the proxies designated by our Board for the 2017 annual general meeting of stockholders may vote in their discretion on any such proposal the shares for which they have been appointed proxies, without mention of such matter in the proxy materials for such meeting.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers and other nominee record holders may be engaging in the practice of “householding” in which only one copy of the Notice and, if applicable, the proxy materials may have been sent to multiple stockholders sharing an address. This practice is designed to reduce printing and postage costs. However, any stockholder at a shared address to which a single copy of the Notice and, if applicable, the proxy materials is delivered who wishes to receive a separate copy of any of these materials may mail a request to receive separate copies to the Company at 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102, Attn: Corporate Secretary, or call the Company at (201) 416-2575. If you want to receive separate copies in the future, or if you are receiving multiple copies and would like to receive only one copy at your shared address, you should contact your bank, broker or other nominee record holder, or direct your request to the address provided above.

Stockholder List

For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at our principal executive offices by contacting the Corporate Secretary. The list will also be available for examination at the Annual Meeting.

Other Matters

We are not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement. If, however, any other matter properly comes before the Annual Meeting, including any stockholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment.

LIME ENERGY CO. ATTN: CORPORATE SECRETARY 4 GATEWAY CENTER, 4TH FLOOR 100 MULBERRY STREET NEWARK, NJ 07102 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E09801-P79227 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LIME ENERGY CO. The Board of Directors recommends you vote FOR the following director nominees: 1. Election of Directors Nominees: For Against Abstain 1a. Gregory T. Barnum 1b. Christopher W. Capps 1c. Richard P. Kiphart 1d. Tommy Mike Pappas 1e. C. Adam Procell The Board of Directors recommends you vote FOR proposals No. 2, 3, and 4. For Against Abstain 2. Advisory vote to approve executive compensation. 3. Ratification of CohnReznick LLP as our independent registered public accounting firm for 2016. 4. Approval of the 2016 Employee Stock Purchase Plan. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Authorized Signatures: This section must be completed for your vote to be counted. Please date this Proxy and sign it exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement and Shareholder Letter are available at www.proxyvote.com E09802-P79227 LIME ENERGY CO. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby revoke(s) all prior proxies and appoint(s) C. Adam Procell and Roberta Rettig and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lime Energy Co. to be held at Lime Energy Co., 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, New Jersey at 9:00 a.m., ET, on Thursday, June 16, 2016, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THIS MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side

LIME ENERGY CO. ATTN: CORPORATE SECRETARY 4 GATEWAY CENTER, 4TH FLOOR 100 MULBERRY STREET NEWARK, NJ 07102 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E09803-P79227 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LIME ENERGY CO. The Board of Directors recommends you vote FOR the following director nominees: 1. Election of Directors Nominees: For Against Abstain 1a. Gregory T. Barnum 1b. Christopher W. Capps The Board of Directors recommends you vote FOR proposals No. 2, 3, and 4. For Against Abstain 1c. Richard P. Kiphart 2. Advisory vote to approve executive compensation. 1d. Tommy Mike Pappas 3. Ratification of CohnReznick LLP as our independent registered public accounting firm for 2016. 1e. C. Adam Procell 4. Approval of the 2016 Employee Stock Purchase Plan. Series C Preferred Stock Voting Items Election of Preferred Stock Directors Nominees: For Against Abstain 1f. Andreas Hildebrand 1g. Peter S. Macdonald NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Authorized Signatures: This section must be completed for your vote to be counted. Please date this Proxy and sign it exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement and Shareholder Letter are available at www.proxyvote.com E09804-P79227 LIME ENERGY CO. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby revoke(s) all prior proxies and appoint(s) C. Adam Procell and Roberta Rettig and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of preferred stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lime Energy Co. to be held at Lime Energy Co., 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, New Jersey at 9:00 a.m., ET, on Thursday, June 16, 2016, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THIS MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side